UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A
(Rule 14a-101)

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Under Rule 14a-12

QUANTA CAPITAL HOLDINGS LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

July 11, 2007
Hamilton, Bermuda

To the Holders of 10.25% Series A Preferred Shares:

We are announcing a tender offer to purchase all of the issued 10.25% Series A Preferred Shares (‘‘Preferred Shares’’) of Quanta Capital Holdings Ltd. (‘‘Quanta’’) for $21.50 per share net to the seller in cash without interest. The tender offer is being made by QCH Acquisition Ltd., a wholly-owned subsidiary of Quanta (‘‘Purchaser’’). In connection with the tender offer, Quanta’s board of directors is proposing an amendment to the Certificate of Designation of the Preferred Shares to remove a provision that would permit holders of Preferred Shares to elect two members to Quanta’s board of directors.

You are cordially invited to attend a special general meeting of holders of Preferred Shares, which will be held on Friday, August 10, 2007 at 6:30 p.m. (local time), at the Sheraton Gateway Hotel, Pearson International Airport, Terminal 3, Toronto, Ontario, Canada. At the meeting, you will be asked to consider and vote upon the amendment to the Certificate of Designation of the Preferred Shares. Unless waived, the tender offer is contingent upon, among other things, the approval of the proposed amendment and upon the tender of at least a majority of the issued Preferred Shares. If the proposed amendment is approved by the holders of Preferred Shares, however, the amendment will only take effect upon the consummation of the tender offer.

Accompanying this letter are the Notice of Special General Meeting and the Offer to Purchase and Proxy Statement, which contains information about the tender offer and the matters to be considered and voted upon at the meeting, as well as information on how you can tender and vote your Preferred Shares. We encourage you to read and consider carefully the information contained in the Offer to Purchase and Proxy Statement.

All holders of Quanta’s Preferred Shares at the close of business on July 10, 2007 will be entitled to vote at the meeting. Your vote is very important. To assure that you are represented at the meeting, whether or not you plan to attend in person, please read carefully the accompanying Offer to Purchase and Proxy Statement, and timely complete, date, sign and return the enclosed proxy card. You may also appoint your proxy on the Internet by following the instructions included on the proxy card.

Sincerely,
James J. Ritchie Executive Chairman

QUANTA CAPITAL HOLDINGS LTD.

Cumberland House
1 Victoria Street
Hamilton HM 11 Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF HOLDERS OF PREFERRED SHARES
TO BE HELD ON AUGUST 10, 2007

NOTICE IS HEREBY GIVEN that a special general meeting of holders of 10.25% Series A Preferred Shares (‘‘Preferred Shares’’) of Quanta Capital Holdings Ltd. (‘‘Quanta’’) will be held on Friday, August 10, 2007, at 6:30 p.m. (local time), at the Sheraton Gateway Hotel, Pearson International Airport, Terminal 3, Toronto, Ontario, Canada.

At the meeting, holders of Preferred Shares will be voting on the following proposals:

PROPOSAL No. 1:    To approve an amendment to Quanta’s Certificate of Designation of its Preferred Shares.

PROPOSAL No. 2:    To approve any adjournments of the meeting in order to allow Quanta to continue to solicit proxies from holders of Preferred Shares.

PROPOSAL No. 3:    To conduct other business if properly raised.

Only holders of record of Preferred Shares, as shown by the Register of Members of Quanta, at the close of business on July 10, 2007 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

All holders of Preferred Shares are cordially invited to attend the meeting. Even if you expect to attend the meeting in person, we ask you to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure your Preferred Shares are represented at the meeting. You may also appoint your proxy on the Internet by following the instructions included on your proxy card. For your vote to be counted, your proxy must be received before the meeting. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy before the meeting or at the meeting prior to the vote and vote your Preferred Shares in person.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may also appoint your proxy on the Internet by following the instructions included ON your proxy card.

By Order of the Board of Directors,
Michael B. Ashford Secretary

Hamilton, Bermuda
July 11, 2007

OFFER TO PURCHASE	PROXY STATEMENT
Any and All 10.25% Series A Preferred Shares of Quanta Capital Holdings Ltd. $21.50 Net Per Share	Special General Meeting of Holders of Preferred Shares August 10, 2007

THE TENDER OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, AUGUST 10, 2007, UNLESS EXTENDED.

QCH Acquisition Ltd. (‘‘Purchaser’’), an exempted company limited by shares incorporated in Bermuda, and a wholly-owned subsidiary of Quanta Capital Holdings Ltd. (‘‘Quanta’’), an exempted company limited by shares incorporated in Bermuda as a holding company, invites you to tender your 10.25% Series A Preferred Shares, par value $0.01 per share, of Quanta (the ‘‘Preferred Shares’’) for purchase by Purchaser at $21.50 net per share in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth herein and in the accompanying letter of transmittal.

In connection with the tender offer by Purchaser, Quanta’s board of directors is soliciting from the holders of Preferred Shares as of July 10, 2007 (the ‘‘record date’’), proxies to vote in favor of a proposal to amend Quanta’s Certificate of Designation of the Preferred Shares to remove a provision that would permit holders of Preferred Shares to elect two members to Quanta’s board of directors. The special general meeting of holders of Preferred Shares (the ‘‘meeting’’) is scheduled to be held on Friday, August 10, 2007, at 6:30 p.m. (local time), at the Sheraton Gateway Hotel, Pearson International Airport, Terminal 3, Toronto, Ontario, Canada.

Unless waived, the tender offer is conditioned upon, among other things, the approval of the proposed amendment by a majority of the votes cast in person or by proxy at the meeting and upon the tender of at least a majority of the issued Preferred Shares. If the proposed amendment is approved by the holders of Preferred Shares, however, the amendment will only take effect upon the consummation of the tender offer.

FOR A DISCUSSION OF SOME OF THE SIGNIFICANT MATTERS THAT YOU SHOULD CONSIDER BEFORE TENDERING YOUR SHARES OR SUBMITTING A PROXY, SEE ‘‘SPECIAL FACTORS’’ BEGINNING ON PAGE 8.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY SUCH COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ADDITIONALLY, THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE BERMUDA MONETARY AUTHORITY AND THE AUTHORITY DOES NOT ACCEPT RESPONSIBILITY FOR THE FINANCIAL SOUNDNESS OF ANY PROPOSAL OR FOR THE CORRECTNESS OF ANY OF THE STATEMENTS MADE OR OPINIONS EXPRESSED IN THIS DOCUMENT.

Dealer-Manager and Co-Solicitation Agent

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

The date of this document is July 11, 2007, and it is first being mailed on or about July 12, 2007.

IMPORTANT

You may vote only if you were the holder of record of Preferred Shares as of the record date. If you acquire any Preferred Shares after the record date, you may tender those Preferred Shares, but you may not vote them unless you obtain an irrevocable proxy from the holder who held those shares as of the record date.

Any holder of Preferred Shares desiring to tender all or any portion of such holder’s Preferred Shares should either (i) complete and manually sign the accompanying letter of transmittal in accordance with the instructions in the letter of transmittal and mail or deliver it (or a facsimile thereof) together with the certificate(s) evidencing tendered Preferred Shares, and any other required documents, to the depositary or tender such shares pursuant to the procedure for book-entry transfer set forth in this document or (ii) request such holder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. Any holder whose Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Preferred Shares.

A holder who desires to tender Preferred Shares and whose certificates evidencing such Preferred Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such shares by following the procedure for guaranteed delivery set forth in this document.

Questions or requests for assistance may be directed to the information agent at its address and telephone numbers, or the dealer-manager at its telephone number, in each case, as set forth on the back cover of this document. Requests for additional copies of this document, the accompanying letter of transmittal and the notice of guaranteed delivery may be directed to the information agent, and copies will be furnished promptly at Purchaser’s expense. Holders of Preferred Shares may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the tender offer.

THIS OFFER TO PURCHASE AND PROXY STATEMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD READ BOTH CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE TENDER OFFER OR THE PROPOSED AMENDMENT.

Page
SUMMARY TERM SHEET	1
TENDER OFFER	1
THE SPECIAL GENERAL MEETING AND PROXY SOLICITATION	5
SPECIAL FACTORS	8
Background of the Tender Offer	8
Purposes and Reasons for the Tender Offer and the Proposed Amendment	10
Certain Effects of the Tender Offer and the Proposed Amendment	11
Intended Effects	11
Potential Effects on Tendering Holders of Preferred Shares	11
Potential Effects on Non-Tendering Holders of Preferred Shares	12
Potential Effects on Quanta and Purchaser	14
Fairness	14
Substantive Fairness For Tendering Holders of Preferred Shares	14
Substantive Fairness For Non-Tendering Holders of Preferred Shares	17
Procedural Fairness	17
Summary of Financial Presentation	19
Qualifications and Method of Selection of FBR	20
Prior Material Relationships between FBR and Quanta	21
Plans of Purchaser and Quanta After the Tender Offer	22
TERMS OF THE TENDER OFFER	24
Number of Shares; Purchase Price	24
Expiration Date; Extension of Tender Period	24
Procedure for Tendering Shares	25
Withdrawal Rights	27
Acceptance of Preferred Shares for Payment and Payment of Purchase Price	27
Cost of the Tender Offer	28
Conditions of the Tender Offer	28
Termination; Amendment	30
SPECIAL GENERAL MEETING AND PROXY SOLICITATION	32
Proposals	32
Proposal No. 1—Approval of an amendment to Quanta’s Certificate of Designation of its Preferred Shares	32
Proposal No. 2—Approval of any adjournments of the special general meeting in order to allow Quanta to continue to solicit proxies from holders of Preferred Shares	33
Record Date	33
Quorum and Votes Required to Approve the Proposals	33
Voting at the Meeting	33
Procedural Instructions	33
Revocability of Proxies	34
Attending the Meeting	34
Dissent Rights	35
Solicitation	35
Other Matters	35
PRICE RANGE OF SHARES; DIVIDENDS	36
Market Information	36
Holders	36
Dividends	36
Prior Public Offerings	37

SUMMARY TERM SHEET

The following term sheet summarizes the material terms of the tender offer and the matters to be considered at the special general meeting. It is not intended to be complete. We urge you to read closely the full text of this document and the letter of transmittal in their entirety. In this Offer to Purchase and Proxy Statement, references to the ‘‘company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’ refer to Quanta Capital Holdings Ltd. and its subsidiaries, including QCH Acquisition Ltd., unless the context suggests otherwise. References to Quanta refer solely to Quanta Capital Holdings Ltd. References to Purchaser refer solely to QCH Acquisition Ltd.

TENDER OFFER

Who is offering to buy my Preferred Shares?

QCH Acquisition Ltd., a wholly-owned subsidiary of Quanta, is making the tender offer.

What are the classes and amounts of securities sought in the tender offer?

All issued 10.25% Series A Preferred Shares, par value $0.01 per share. On July 10, 2007, there were 3,130,525 issued Preferred Shares.

How much is Purchaser offering to pay and what is the form of payment?

$21.50 per share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in this document and the accompanying letter of transmittal. See ‘‘Terms of the Tender Offer.’’

Does Purchaser have the financial resources to pay me if I tender my Preferred Shares?

Yes. Purchaser has sufficient available funds to make full payment for all Preferred Shares tendered. The tender offer is not conditioned upon any financing arrangements. See ‘‘Source and Amount of Funds.’’

Is Purchaser’s financial condition material to my decision to tender my Preferred Shares?

No. Purchaser does not believe that its financial condition is material to your decision to tender shares because the offer is being made for all outstanding Preferred Shares solely for cash, and it is not subject to any financing condition. See ‘‘Source and Amount of Funds.’’

How long do I have to decide whether to tender my Preferred Shares in the tender offer?

You may tender your Preferred Shares any time before the tender offer expires. The tender offer is scheduled to expire at 12:00 midnight, New York City time, on Friday, August 10, 2007, unless extended, which we refer to as the expiration date. See ‘‘Terms of the Tender Offer—Expiration Date; Extension of Tender Period.’’

Under what circumstances can Purchaser extend the tender offer past the initial expiration date?

Purchaser may extend the tender offer if the conditions to the tender offer have not been satisfied. In addition, Purchaser expressly reserves the right, in its sole discretion and regardless of whether or not any of the conditions have been satisfied, to extend the tender offer. See ‘‘Terms of the Tender Offer—Expiration Date; Extension of Tender Period.’’

How will I be notified if Purchaser extends the tender offer?

If Purchaser extends the tender offer, it will make a public announcement to the Dow Jones News Service no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled expiration date. See ‘‘Terms of the Tender Offer—Expiration Date; Extension of Tender Period.’’

What are the most significant conditions to the tender offer?

Unless waived, the tender offer is conditioned upon, among other things,

•	the approval of a proposed amendment to Quanta’s Certificate of Designation of its Preferred Shares, and

•	the tender of at least a majority of the issued Preferred Shares.

See ‘‘Terms of the Tender Offer—Conditions of the Tender Offer.’’

How do I tender my Preferred Shares?

If you have your share certificates for your Preferred Shares, complete and sign the letter of transmittal enclosed with this document and send it with your certificates to The Bank of New York, the depositary for the tender offer. It is the time of receipt, not the time of mailing, that determines whether a tender has been made prior to the expiration date, so you should allow sufficient time to assure timely delivery. If your Preferred Shares are held through a broker, dealer or other nominee, those shares can be tendered by your nominee by book-entry transfer through The Depository Trust Company. If you hold your Preferred Shares through a broker, dealer or other nominee, you should contact them and give them instructions to tender your Preferred Shares. See ‘‘Terms of the Tender Offer—Procedure for Tendering Shares.’’

If you are unable to deliver any required document or instrument to the depositary by the expiration of the tender offer, you may gain some extra time by having a broker, a bank or other fiduciary that is an eligible guarantor institution guarantee that the missing items will be received by the depositary by using the enclosed notice of guaranteed delivery. For the tender to be valid, however, the depositary must receive the missing items within three trading days on the Nasdaq Stock Market LLC, or Nasdaq, after the date of execution of the notice of guaranteed delivery. See ‘‘Terms of the Tender Offer—Procedure for Tendering Shares.’’

Until what time can I withdraw previously tendered Preferred Shares?

You may withdraw tendered Preferred Shares any time before the expiration date. Withdrawing tendered Preferred Shares will not affect your proxy regarding the proposed amendment. See ‘‘Terms of the Tender Offer—Withdrawal Rights.’’

How do I withdraw previously tendered Preferred Shares?

To withdraw your previously tendered shares, you must deliver a written or facsimile notice of withdrawal with the required information to the depositary while you still have the right to withdraw. If you have tendered by giving instructions to a bank, broker, dealer, trust company or other nominee, you must instruct such nominee to arrange for withdrawal of your shares. Some additional requirements apply if the share certificates to be withdrawn have been delivered to the depositary. See ‘‘Terms of the Tender Offer—Withdrawal Rights.’’

What do Quanta and Purchaser think about the tender offer?

Quanta and Purchaser believe that the tender offer is fair to both tendering and non-tendering unaffiliated holders of Preferred Shares. Neither Purchaser nor Quanta retained the services of a financial advisor to render a fairness opinion as to the terms of the tender offer. None of Quanta, Purchaser, members of their respective boards of directors, or any of their respective officers makes any recommendation to any holder of Preferred Shares as to whether to tender Preferred Shares. Quanta and Purchaser believe that this is a personal investment decision for each holder of Preferred Shares. You must make your own decision as to whether to tender your Preferred Shares and, if so, how many Preferred Shares to tender. See ‘‘Special Factors—Fairness.’’

Is the tender offer the first step in a going-private transaction with respect to Quanta?

No. The tender offer is intended to be a going private transaction only with respect to the Preferred Shares. Although the tender offer may lead to the de-registration of the Preferred Shares under the Securities Exchange Act of 1934, or the Exchange Act, as discussed below, such termination of the registration of the Preferred Shares would not affect Quanta’s common share listing on Nasdaq and Quanta’s obligation to file periodic and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. See ‘‘Special Factors—Certain Effects of the Tender Offer and the Proposed Amendment.’’

Will the tender offer be followed by a merger or an amalgamation if all of the Preferred Shares are not tendered in the tender offer?

Neither Purchaser nor Quanta has any present plan or intention regarding a merger or an amalgamation of Quanta following the completion of the tender offer. However, if 90% or more of the issued Preferred Shares are tendered and accepted for purchase pursuant to the tender offer, Purchaser plans to purchase the remaining issued Preferred Shares. Under Bermuda law, if Purchaser acquires 90% or more of the Preferred Shares in the tender offer within four months after commencing the tender offer, then Purchaser may require any non-tendering holders to sell their Preferred Shares to Purchaser on the same terms as in the tender offer if Purchaser gives notice to those holders within two months after the closing of the tender offer. If Purchaser does not acquire 90% of the Preferred Shares in the tender offer but after the tender offer acquires 95% or more of the issued Preferred Shares, whether through the tender offer, open market transactions or otherwise, then Purchaser may also elect to acquire all remaining Preferred Shares. Under Bermuda law, any holder of 95% or more of the Preferred Shares, may, by giving notice to the remaining holders of Preferred Shares, require those holders to sell their Preferred Shares on the terms set forth in the notice. See ‘‘Special Factors—Certain Effects of the Tender Offer and the Proposed Amendment.’’

If I decide not to tender, how will the tender offer and the proposed amendment affect my Preferred Shares?

If the tender offer is completed there may not be a public trading market for the Preferred Shares. Also, the Preferred Shares may no longer qualify for continued listing on Nasdaq, in which case the Nasdaq listing of the Preferred Shares will be terminated. If the Preferred Shares are de-listed by Nasdaq, Quanta intends to terminate the registration of the Preferred Shares under the Exchange Act. See ‘‘Special Factors—Certain Effects of the Tender Offer and the Proposed Amendment.’’

The proposed amendment, if approved, will remove a provision of the Certificate of Designation of the Preferred Shares that would permit holders of Preferred Shares to elect two members to Quanta’s board of directors following a period in which Quanta has not paid dividends on the Preferred Shares for six full quarters (whether or not consecutive). Accordingly, if you do not tender your Preferred Shares and the proposed amendment is approved, your Preferred Shares will have fewer rights than they do now. Quanta did not pay dividends on the Preferred Shares in the second, third and fourth quarters of 2006 or the first or second quarters of 2007. If the proposed amendment is approved, holders of Preferred Shares will not be entitled to elect two members to Quanta’s board of directors if Quanta fails to pay a dividend on its Preferred Shares for one more quarter. See ‘‘Special General Meeting and Proxy Solicitation—Proposals’’ and ‘‘Special Factors—Certain Effects of the Tender Offer and Proposed Amendment.’’

Following the tender offer, Purchaser may continue to hold the Preferred Shares it has purchased in the tender offer. To the extent Purchaser continues to hold Preferred Shares following the tender offer, Purchaser will have all incidents of ownership in those Preferred Shares, including the right to vote all Preferred Shares held by it. Consequently, among other things, Purchaser may control the vote in any matter requiring the vote or consent of the holders of the Preferred Shares, including any class vote of the Preferred Shares for the election of two directors. Pursuant to our bye-laws and Certificate of Designation of the Preferred Shares, any voting rights exercisable by a holder of Preferred Shares may be limited in certain circumstances, which could reduce the voting power of certain holders of Preferred Shares to less than one vote per share. See ‘‘Special Factors—Certain Effects of the Tender Offer and the Proposed Amendment’’ and ‘‘Special General Meeting and Proxy Solicitation—Proposals.’’

What is the market value of my Preferred Shares as of a recent date?

On June 1, 2007, the last trading day before we announced the tender offer, the closing price of the Preferred Shares on the Nasdaq Global Select Market was $17.57 per share. On July 9, 2007, the closing price of the Preferred Shares was $20.56 per share. See ‘‘Price Range of Shares; Dividends.’’

What are the United States federal income tax consequences if I tender my Preferred Shares?

You will be subject to United States federal income taxation when you receive cash in exchange for the Preferred Shares you tender. See ‘‘U.S. Federal Income Tax Considerations.’’

THE SPECIAL GENERAL MEETING AND PROXY SOLICITATION

What is the purpose of the special general meeting?

Concurrently with the tender offer, Quanta is convening the meeting to consider an amendment to Quanta’s Certificate of Designation of its Preferred Shares to remove a provision that would permit holders of Preferred Shares to elect two members to Quanta’s board of directors following a period in which Quanta has not paid dividends on the Preferred Shares for six full quarters. In connection with the meeting, the board is soliciting proxies from holders of Preferred Shares to approve the proposed amendment. At the meeting, holders of Preferred Shares will also be asked to approve adjournments, if any, of the meeting in order to allow Quanta to continue to solicit proxies. See ‘‘Special General Meeting and Proxy Solicitation—Proposals’’ and ‘‘Special Factors—Certain Effects of the Tender Offer and the Proposed Amendment.’’

When and where will the meeting be held?

The special general meeting of holders of Preferred Shares will be held on Friday, August 10, 2007, at 6:30 p.m. (local time), at the Sheraton Gateway Hotel, Pearson International Airport, Terminal 3, Toronto, Ontario, Canada.

What type of shareholder approval is required for the proposed amendment?

A quorum of holders of Preferred Shares is necessary to hold the meeting. A quorum consists of two or more persons present in person and representing in person or by proxy in excess of one-third of the issued Preferred Shares. The proposed amendment must be approved by a majority of the votes cast in person or by proxy at the meeting by the holders of the Preferred Shares. Quanta’s common shares are not entitled to vote at the meeting. See ‘‘Special General Meeting and Proxy Solicitation—Quorum and Votes Required to Approve the Proposals.’’

Who can vote or submit a proxy?

You may vote at the meeting or submit a proxy if you were the holder of record of Preferred Shares on July 10, 2007, which we refer to in this document as the record date. If you acquired Preferred Shares after the record date, you must obtain an irrevocable proxy from the holder who held those shares as of the record date before you can vote or submit a proxy. You may vote your Preferred Shares by attending the meeting, or by mailing us your completed proxy or by appointing your proxy on the Internet by following the instructions included on the proxy card. Even if you expect to attend the meeting in person, we ask you to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope or appoint your proxy on the Internet to make sure your Preferred Shares are represented at the meeting. If a proxy card is submitted without instructions, the proxies will be voted ‘‘FOR’’ the proposal to approve the proposed amendment and ‘‘FOR’’ the proposal to approve any adjournments of the meeting. See ‘‘Special General Meeting and Proxy Solicitation—Record Date’’ and ‘‘—Procedural Instructions.’’

How long do I have to decide whether to submit my proxy?

For the votes represented by your proxy to be counted at the meeting, your proxy must be received before the time of the meeting. See ‘‘Special General Meeting and Proxy Solicitation—Procedural Instructions.’’

What does Quanta’s board of directors think about the proposed amendment to the Certificate of Designation of the Preferred Shares?

Quanta’s board of directors believes the proposed amendment is in Quanta’s best interests and requests that you submit a proxy voting ‘‘FOR’’ the proposed amendment. However, Quanta’s board of directors has not made any separate determination that the proposed amendment is in your best interests. See ‘‘Special General Meeting and Proxy Solicitation—Proposals’’ and ‘‘Certain Effects of the Tender Offer and the Proposed Amendment.’’

How can I submit a proxy?

If you wish to submit a proxy, complete, sign and mail the enclosed proxy in accordance with its instructions or appoint your proxy on the Internet by following the instructions included on the proxy card. See ‘‘Special General Meeting and Proxy Solicitation—Procedural Instructions.’’ If you have any further questions about voting your Preferred Shares or attending the meeting, please telephone Georgeson Inc., the information agent and co-solicitation agent, at (888) 605-7527.

Can I revoke my proxy?

Yes. To revoke a proxy you may:

•	provide a written, signed and dated revocation that clearly identifies the Preferred Shares for which the proxy is being revoked;

•	submit a proxy with a later date; or

•	attend the meeting and vote in person.

See ‘‘Special General Meeting and Proxy Solicitation—Revocability of Proxies.’’

When is the last day I can revoke my proxy?

You may revoke a proxy at any time prior to the meeting, provided that we receive your revocation before the vote is taken at the meeting. You may also revoke your proxy by attending the meeting and voting in person. See ‘‘Special General Meeting and Proxy Solicitation—Revocability of Proxies.’’

Do I have any dissent rights in connection with the vote?

Yes. Under Bermuda law, if the amendment to the Certificate of Designation of the Preferred Shares is approved by the holders of the Preferred Shares, the holders of not less than in the aggregate of 10% of the issued Preferred Shares may apply to the Supreme Court of Bermuda to have the amendment cancelled. Such an application must be made within twenty-eight days after the date of the approval of the amendment and may be made regardless of whether the holders making the application voted for or against the proposal or did not vote at all. However, if you have tendered and Purchaser has purchased your Preferred Shares, you will have no dissent rights. If a proper application is made, the court may, if it is satisfied that the amendment would unfairly prejudice the dissenters, disallow the amendment or, if not satisfied, confirm the amendment. Dissenters will not have the right to seek an appraisal of their shares under Bermuda law in connection with the tender offer or the proposed amendment. See ‘‘Special General Meeting and Proxy Solicitation—Dissent Rights.’’

What will happen if the proposed amendment is approved but the tender offer is not completed?

The proposed amendment is contingent upon completion of the tender offer. If the proposed amendment is approved, but the tender offer is not completed for any reason, then the proposed amendment will have no effect and the holders of Preferred Shares will retain their rights under the Certificate of Designation of the Preferred Shares entitling them to elect two directors to Quanta’s board of directors if Quanta fails to declare a dividend on the Preferred Shares for one more quarter. See ‘‘Special General Meeting and Proxy Solicitation—Proposals.’’

What will happen if the proposed amendment is not approved?

The approval of the proposed amendment by the holders of the Preferred Shares is a condition to the tender offer. If the proposed amendment is not approved, Purchaser may terminate the tender offer. If the proposed amendment is not approved and Purchaser elects to waive this condition and complete the tender offer, then Purchaser will hold the tendered Preferred Shares and will have the right to vote those shares. As a result, Purchaser may control the vote of any matters requiring the vote or consent of the holders of the Preferred Shares, including any class vote of the Preferred

Shares for the election of two directors. See ‘‘Terms of the Tender Offer—Conditions of the Tender Offer,’’ Special Factors—Certain Effects of the Tender Offer and the Proposed Amendment’’ and ‘‘Special General Meeting and Proxy Solicitation—Proposals.’’

Who can I talk to if I have questions about the tender offer or the proxy solicitation?

If you have questions about the tender offer or the proxy solicitation you may call:

•	Friedman, Billings, Ramsey & Co., Inc. at (703) 875-1499 or (866) 779-4943 (toll free) with questions regarding the terms of the tender offer; or

•	Georgeson Inc. at (888) 605-7527 (toll free) with questions regarding how to submit your proxy, attend the meeting, tender your Preferred Shares or to request additional copies of this document, the letter of transmittal or other documents related to the tender offer or the proxy solicitation.

Friedman, Billings, Ramsey & Co., Inc. is acting as dealer-manager for the tender offer, and as co-solicitation agent for the proxy solicitation. The Bank of New York is acting as depositary for the tender offer, and Georgeson Inc. is acting as information agent for the tender offer and co-solicitation agent for the proxy solicitation. See the back cover of this document for additional information about the dealer-manager/co-solicitation agent, the depositary and the information agent/co-solicitation agent.

SPECIAL FACTORS

Background of the Tender Offer

On March 2, 2006, A.M. Best Company, Inc., or A.M. Best, announced that it had downgraded Quanta’s financial strength rating from ‘‘A−’’ (excellent) to ‘‘B++’’ (very good), under review with negative implications. On June 7, 2006, A.M. Best further downgraded Quanta’s financial strength rating from ‘‘B++’’ (very good) to ‘‘B’’ (fair). Following these rating actions, A.M. Best, at Quanta’s request, withdrew the financial strength ratings of Quanta and its operating subsidiaries. The A.M. Best ‘‘A’’ (excellent)-rated Lloyd’s market, including Quanta’s Lloyd’s syndicate (‘‘Syndicate 4000’’), was not subject to these rating actions. A.M. Best’s rating actions had a material adverse effect on Quanta’s operations, including the company’s ability to write insurance and reinsurance business. Following the downgrade, Quanta’s board of directors decided to cease writing substantially all of the company’s new business and to commence running off certain of its business lines other than its interest in Syndicate 4000.

Quanta worked diligently to respond to the rating actions taken by A.M. Best and to implement steps designed to preserve value for its shareholders. In March 2006, a special committee of Quanta’s board of directors was established and engaged Friedman, Billings, Ramsey & Co., Inc. (‘‘FBR’’) and J.P. Morgan Securities Inc., as financial advisors to assist Quanta in evaluating various strategic alternatives, including the sale of the company or some or all of its remaining businesses or assets, the commutation of certain contracts, sale of renewal rights of certain business lines other than its interest in Syndicate 4000, the engagement of an administrator to run-off all or a portion of Quanta’s book of business, or a combination of one or more of these alternatives. During this process, the special committee and the board of directors met a number of times to consider potential alternatives available to Quanta. Quanta was contacted by several parties and had due diligence discussions with a number of those parties relating to a possible sale of the company or some or all of its businesses, as well as the third party administered run-off of its business.

Following the withdrawal of Quanta’s A.M. Best rating in June 2006 and the conclusion of the review and the evaluation of various strategic alternatives and proposals with FBR and JPMorgan Securities Inc., the special committee and the board of directors of Quanta determined that, other than with respect to the sale of Environmental Strategies Consulting LLC, none of the proposals for the sale of all or portions of the company’s businesses or the third party administered run-off of the business were in the best interests of the company’s shareholders. Therefore, after consultation with its financial advisors, in September 2006, the special committee and the board of directors decided that the best means of preserving shareholder value was to place the remaining specialty insurance and reinsurance lines into orderly self-administered run-off. That decision included the run-off of all of Quanta’s remaining U.S. specialty lines, its Bermuda reinsurance operations, and its European operations (other than Lloyd’s). Quanta also sold all of its interests in its environmental consulting business and restructured its investment in the Lloyd’s syndicate (which were not included in the run-off plan).

Since October 2006, Quanta’s management and the board of directors have considered and evaluated means to simplify the company’s capital structure and return value to the company’s shareholders through the potential use of available capital to repurchase Preferred Shares and/or Quanta’s pooled trust preference securities. Beginning in the fourth quarter of 2006, Quanta also worked with appropriate authorities to obtain regulatory approvals to facilitate its ability to make distributions or return capital from its insurance operating subsidiaries to the holding company.

In late February 2007, Quanta’s board of directors met to discuss alternatives for simplifying the company’s capital structure and enhancing its financial flexibility and to consider the best use of funds it was anticipating could be released by regulatory authorities. With respect to the Preferred Shares, the alternatives considered by the board of directors included a tender offer for all of the issued shares or purchasing shares from time to time in open market or privately negotiated transactions. No other alternatives were considered with regard to the Preferred Shares. Quanta’s board of directors also authorized the company’s management to assist the board in analyzing alternatives discussed by the board of directors at the meeting.

At its meeting on April 11 and 12, 2007, Quanta’s board of directors met with management to discuss strategies relating to the repurchase of the Preferred Shares in private transactions, through open market purchases or through a partial or full tender offer. No other alternatives were considered with regard to the Preferred Shares. The board of directors also met with investment banking candidates regarding their potential engagement to act as dealer manager in the event the board of directors decided to proceed with a tender offer for all or a portion of the Preferred Shares. After meeting with investment banking candidates, the board of directors authorized Quanta’s management to further evaluate a potential tender offer for any and all Preferred Shares and to negotiate the retention of FBR as dealer-manager in connection with a contemplated tender offer in the event regulatory authorities released sufficient funds to complete the tender offer.

On May 4, 2007, Quanta’s board of directors met again to discuss various matters relating to the implementation of the proposed tender offer for the Preferred Shares and the proposed amendment to the Certificate of Designation of the Preferred Shares. Following these discussions, the board of directors determined that it was in the best interests of Quanta and its shareholders to proceed with a tender offer for the Preferred Shares and the proposed amendment to the Certificate of Designation in the event the Bermuda Monetary Authority approved a distribution from Quanta Reinsurance Ltd. to Quanta of funds sufficient to purchase the Preferred Shares. The board of directors decided not to pursue open market or privately negotiated transactions because those alternatives would not accomplish the board’s goal of repurchasing all of the issued Preferred Shares in a timely manner. The board also approved the engagement letter of FBR to act as dealer-manager and co-solicitation agent in connection with the tender offer and the solicitation of proxies. Finally, the board established a new special committee with the authority to approve all matters relating to the tender offer for the Preferred Shares and the special general meeting, and appointed Susan F. Cabrera and Robert B. Shapiro, as members of the special committee. Both Ms. Cabrera and Mr. Shapiro are independent directors under Nasdaq listing standards.

On May 23, 2007, the special committee of the board of directors of Quanta met to consider various matters relating to the tender offer and the proposed amendment to the Certificate of Designation of the Preferred Shares. At this meeting, the special committee authorized the tender offer and approved the formation of Purchaser. At the meeting FBR made a presentation to the special committee regarding the trading history of the Preferred Shares, net present value analyses of the Preferred Shares under various circumstances and information regarding premiums, if any, paid in comparable self-tender transactions. See ‘‘—Summary of Financial Presentation.’’ After reviewing and evaluating the information provided by FBR in its presentation, and considering the factors listed below in ‘‘Fairness,’’ the special committee determined to set a purchase price of $20.00 net per share in the tender offer. Finally, the special committee approved the proposed amendment, subject to the approval of the holders of Preferred Shares at the meeting.

On June 6, 2007, the board of directors of Quanta met and received a report from the special committee regarding its decisions at the May 23, 2007 meeting relating to the tender offer and its progress.

On July 10, 2007, the special committee of the board of directors of Quanta met to consider various matters relating to the tender offer. At this meeting, the special committee discussed the tender offer and the purchase price for the Preferred Shares in the tender offer. After further reviewing and evaluating the information provided by FBR in its May 23, 2007 presentation, and considering the factors listed below in Fairness,’’ the special committee determined to increase the purchase price from $20.00 net per share to $21.50 net per share in the tender offer.

Purposes and Reasons for the Tender Offer and the Proposed Amendment

Quanta’s full board of directors has determined that the proposed tender offer is in the best interests of the company and its shareholders. The board believes that the purchase of the Preferred Shares in the tender offer in conjunction with the approval of the proposed amendment to the Certificate of Designation of the Preferred Shares represents an attractive opportunity that will simplify Quanta’s capital structure, return currently available capital to the holders of Preferred Shares and enhance the company’s financial flexibility.

The timing of the proposed actions is largely dictated by the availability of funds from our operating subsidiaries. Quanta is a holding company, and it does not have any significant assets other than ownership of its subsidiaries. Distributions from the subsidiaries are the sole source of funds to Quanta, including funds necessary to purchase the Preferred Shares. The ability to make distributions to Quanta from its subsidiaries is restricted by regulations in Bermuda, several states in the United States, Ireland and the UK. As discussed above, we have been working with appropriate authorities to obtain regulatory approvals and to facilitate our ability to make distributions or return capital from our insurance operating subsidiaries to Quanta. On May 29, 2007, the Bermuda Monetary Authority approved a distribution of sufficient funds to Quanta to purchase the Preferred Shares in the tender offer. The board of directors believes it is in the best interests of Quanta and its shareholders to use the available capital to return value to the holders of the Preferred Shares and purchase the Preferred Shares in the tender offer. Quanta may also determine to use these funds or other funds, subject to the terms of Preferred Shares and other contractual obligations and constraints, to engage in transactions to repurchase or redeem other securities of Quanta, which may be junior or senior in preference to the Preferred Shares.

Between June 1, 2006 and May 31, 2007, the average daily trading volume of the Preferred Shares was only 10,085 shares. As a result, Quanta and Purchaser view the tender offer as an attractive opportunity that will allow holders of Preferred Shares to dispose of an illiquid investment. The tender offer will allow holders to sell their Preferred Shares at a price that is higher than the closing price on June 1, 2007, the last trading day before we announced the tender offer, and without the usual transaction costs associated with open market sales.

Quanta and Purchaser also believe that having a simpler capital structure and greater financial flexibility will facilitate any future strategic alternatives available to Quanta. While Quanta presently has no proposals relating to the acquisition of the company or its businesses or any other strategic alternatives, Quanta will continue to consider and evaluate, as opportunities present themselves, strategic alternatives that include the sale of the company or some or all of its remaining businesses or assets, or a combination of one or more alternatives. Quanta believes that the overall complexity of its capital structure, including the obligation of Quanta to offer to redeem the Preferred Shares for $25.25 per share following a change of control of Quanta and existing provisions in the Certificate of Designation relating to the election of directors, have been impediments to the successful pursuit of a number of strategic alternatives it has considered.

The Certificate of Designation of the Preferred Shares contains a provision that permits holders of the Preferred Shares to elect two members to Quanta’s board of directors following a period in which Quanta has not paid dividends on the Preferred Shares for six full quarters (whether or not consecutive). Quanta believes that it would be in the best interests of the company and its shareholders to remove this provision because the election of the two directors could lead to a disproportionate representation on the board of directors for the remaining holders of Preferred Shares following the tender offer. Quanta also believes that the approval of the proposed amendment to the Certificate of Designation of the Preferred Shares will permit Quanta’s board of directors to function more effectively as it administers the run-off of the company’s business and seeks to achieve Quanta’s strategic objectives. Quanta believes the appointment of two additional directors by the holders of Preferred Shares would reduce the efficiency of the board’s decision-making.

Certain Effects of the Tender Offer and the Proposed Amendment

Intended Effects

The board of directors and the special committee of the board of directors of Quanta have approved the proposed tender offer for all of the issued Preferred Shares. It is the intent and desire of Quanta’s board of directors that Purchaser purchase all of the issued Preferred Shares pursuant to the tender offer. If 90% or more of the issued Preferred Shares are tendered and accepted for purchase pursuant to the tender offer, Purchaser plans to purchase the remaining issued Preferred Shares. Under Bermuda law, if Purchaser acquires 90% or more of the Preferred Shares in the tender offer within four months after commencing the tender offer, Purchaser may require any non-tendering holders to sell their Preferred Shares to Purchaser on the same terms as in the tender offer if Purchaser gives notice to those holders within two months after the closing of the tender offer. When this notice is given, Purchaser will be entitled and bound to buy the Preferred Shares, unless on an application made by a non-tendering holder of Preferred Shares within one month after the date Purchaser gives that notice, the Supreme Court of Bermuda orders otherwise. If all of the issued Preferred Shares are so acquired or tendered and purchased pursuant to the tender offer, Quanta plans to cause Purchaser to surrender all of the Preferred Shares to Quanta, after which Quanta will cancel all the Preferred Shares.

If Purchaser does not acquire 90% of the Preferred Shares in the tender offer but after the tender offer acquires 95% or more of the issued Preferred Shares, whether through the tender offer, open market transactions or otherwise, then Purchaser may also elect to acquire all remaining Preferred Shares. Under Bermuda law, any holder of 95% or more of the Preferred Shares, may, by giving notice to the remaining holders of Preferred Shares, require those shareholders to sell their Preferred Shares on the terms set forth in the notice. If this notice is given by Purchaser, Purchaser is entitled and bound to acquire all remaining Preferred Shares on the terms set out in the notice, unless any remaining holder of Preferred Shares, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of the Preferred Shares owned by that holder. If an application is made to the Supreme Court of Bermuda to appraise the value of the Preferred Shares, then the court will fix the price of the Preferred Shares to be acquired pursuant to the notice. Within one month of the court appraising the value of the Preferred Shares, Purchaser may either pay to the holders of Preferred Shares the price appraised by the court or cancel the notice given.

Purchaser may either hold any Preferred Shares it purchases in the tender offer or surrender those Preferred Shares to Quanta for cancellation. To the extent Purchaser continues to hold Preferred Shares following the tender offer, Purchaser will have all incidents of ownership in those Preferred Shares, including the right to vote all Preferred Shares held by it. Consequently, among other things, Purchaser may control the vote in any matter requiring the vote or consent of the holders of the Preferred Shares, including any class vote of the Preferred Shares for the election of two directors. While Quanta does not presently intend to seek any further amendment to the Certificate of Designation of the Preferred Shares, it may do so in the future and, in that case, Purchaser may control the vote on that amendment at any meeting of the holders of the Preferred Shares held for such purpose. Pursuant to our bye-laws and Certificate of Designation, any voting rights exercisable by a holder of Preferred Shares may be limited in certain circumstances, which could reduce the voting power of certain holders of Preferred Shares to less than one vote per share. ‘‘See Special General Meeting and Proxy Solicitation—Voting at the Meeting.

Potential Effects on Tendering Holders of Preferred Shares

Cash Payment at a Premium to Recent Market Prices; Liquidity.    The tender offer will have a beneficial effect on holders of Preferred Shares because, if the tender offer is consummated, the holders will receive a purchase price that represents a premium (based on the closing price reported on June 1, 2007, the last trading day before we announced the tender offer) over recent market prices. Holders of Preferred Shares tendering their shares will receive a cash payment based on the purchase price, which we believe would be unlikely for all shareholders to receive in open market sales, especially in light of the relatively low trading volume of the Preferred Shares. Due to the illiquidity of the Preferred Shares, if a significant number of Preferred Shares were sold in the open market, those sales would likely reduce the market price of the Preferred Shares materially, which would likely significantly reduce payments upon any later sales of Preferred Shares. If the tender offer is completed, however, all properly tendering holders of Preferred Shares will receive the same price, which is at a premium over recent market prices.

Loss of Any Future Benefits Associated With the Preferred Shares.    Holders of Preferred Shares that tender their shares and whose shares are accepted and purchased by Purchaser will no longer have any rights and benefits with respect to those Preferred Shares. These benefits could in the future include payments made to holders of Preferred Shares (i) upon any liquidation of Quanta, (ii) on or after December 15, 2010, voluntary redemption of the Preferred Shares by Quanta at the prices set forth in the Certificate of Designation or (iii) upon a change of control of Quanta. If Quanta experiences a change of control, it would be required to make offers to redeem the Preferred Shares at a price of $25.25 per share, subject to funds being legally available for the purpose and to Quanta’s bye-laws and memorandum of association.

Although dividends on the Preferred Shares are not cumulative, holders of the Preferred Shares that tender their shares will not have the benefit of any dividends if and when declared and paid in the future. Quanta did not pay dividends on the Preferred Shares in the second, third and fourth quarters of 2006 or the first or second quarters of 2007. Any determination to pay dividends on the Preferred Shares in the future will be at the board’s discretion and will depend upon Quanta’s financial condition, availability of capital, a review of any regulatory, contractual and other constraints, and other factors deemed relevant by our board of directors.

While Quanta presently has no proposals relating to the acquisition of the company or its businesses or any other strategic alternatives, Quanta will continue to consider and evaluate, as opportunities present themselves, transactions involving strategic alternatives. After the tender offer, it is possible that Quanta could enter into one or more transactions that may create a right to redemption under the Certificate of Designation by reason of a change of control.

Tax Consequences.    Holders of Preferred Shares whose shares are accepted and purchased by Purchaser in the tender offer may also incur tax liability with respect to the sale of their Preferred Shares. See ‘‘U.S. Federal Income Tax Considerations.’’

Potential Effects on Non-Tendering Holders of Preferred Shares

Reduced Liquidity and Increased Volatility.    Any purchase of Preferred Shares in the tender offer will reduce the number of Preferred Shares that trade publicly and will likely reduce the number of holders of Preferred Shares. Equity securities that have a small number of issued shares have less liquidity and may attract lower prices than comparable equity securities with a greater float. Therefore, the market price for Preferred Shares that are not tendered and purchased in the tender offer may be adversely affected to the extent that the number of Preferred Shares purchased in the tender offer reduces the float. The reduced float of the Preferred Shares may also make the trading price of the Preferred Shares that are not tendered and accepted for payment more volatile. If the tender offer is completed, there can be no assurance that any trading market will exist for the Preferred Shares. To the extent a market continues to exist after completion of the tender offer, the Preferred Shares may trade at a discount compared to current values.

Potential for De-Listing.    Depending on the number of Preferred Shares purchased in the tender offer, the Preferred Shares may no longer meet the requirements for listing on Nasdaq, in which event the Nasdaq listing of the Preferred Shares will be terminated. According to Nasdaq’s published guidelines, the Preferred Shares would no longer meet listing requirements if, among other things, the number of publicly held Preferred Shares fell below 200,000 shares, or the aggregate market value of the publicly held Preferred Shares fell below $500,000 or if there were fewer than 100 round lot holders of Preferred Shares.

Potential Termination of Registration.    If the Preferred Shares are de-listed from Nasdaq, Quanta intends to terminate the registration of the Preferred Shares under the Exchange Act. This registration may be terminated upon application by Quanta to the SEC if there are fewer than 300 record holders and the Preferred Shares are not listed on a national securities exchange. Termination of such registration would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to ‘‘going private’’ transactions, no longer applicable to the Preferred Shares. Since Quanta’s common shares are also listed on Nasdaq and registered under the Exchange Act, termination of the Exchange Act registration of the Preferred Shares would not affect Quanta’s obligation to file annual and quarterly reports and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act’s reporting requirements. However, although Quanta currently has no plans to do so, if at some future time

Quanta were to terminate the Exchange Act registration of all classes of its securities, Quanta would have no obligation to continue filing reports with the SEC.

Loss of Ability to Elect Directors.    If the proposed amendment is approved, the potential right of holders of Preferred Shares to elect two members to Quanta’s board of directors will be removed from the Certificate of Designation. Quanta did not pay dividends on the Preferred Shares in the second, third and fourth quarters of 2006 or the first or second quarters of 2007. If Quanta does not pay dividends on the Preferred Shares for one more quarter, then, pursuant to the terms of the current Certificate of Designation, holders of Preferred Shares will be entitled to elect two directors to Quanta’s board of directors.

Potential for Compulsory Sale.    Under Bermuda law, if Purchaser acquires 90% or more of the Preferred Shares in the tender offer within four months after commencing the tender offer, then Purchaser may require any non-tendering shareholder to sell its Preferred Shares to Purchaser on the same terms as in the tender offer if Purchaser gives notice to those holders within two months after the closing of the tender offer. A non-tendering holder of Preferred Shares can challenge this purchase by filing an application with the Supreme Court of Bermuda within one month after the date Purchaser gives notice of its intention to acquire the shares. See ‘‘Special General Meeting and Proxy Solicitation—Dissent Rights.’’ Even if Purchaser does not acquire 90% of the Preferred Shares in the tender offer, if, after the tender offer, Purchaser has acquired 95% or more of the issued Preferred Shares, whether through the tender offer, open market transactions or otherwise, then Purchaser may also acquire all remaining Preferred Shares. Under Bermuda law, any holder of 95% or more of the Preferred Shares may, by giving notice to the remaining holders of Preferred Shares, require those holders to sell their Preferred Shares on the terms set forth in the notice. Any remaining holder of Preferred Shares, within one month of receiving such notice, may apply to the Supreme Court of Bermuda for an appraisal of the value of the Preferred Shares owned by that holder. If Purchaser acquires 90% or more of the Preferred Shares in the tender offer or 95% or more of the Preferred Shares through any combination of purchases, Purchaser intends to purchase the remaining Preferred Shares as provided by Bermuda law. If all of the issued Preferred Shares are so acquired or tendered and purchased pursuant to the tender offer, Quanta plans to cause Purchaser to surrender all of the Preferred Shares to Quanta, after which Quanta will cancel all the Preferred Shares. See ‘‘Plans of Purchaser and Quanta After the Tender Offer.’’

Potential Control of Vote by Purchaser.    Purchaser may either hold any Preferred Shares tendered and accepted pursuant to the tender offer or surrender those Preferred Shares to Quanta for cancellation. To the extent Purchaser continues to hold Preferred Shares following the tender offer, Purchaser will have all incidents of ownership in those Preferred Shares, including the right to vote all Preferred Shares held by it. Consequently, among other things, Purchaser may control the vote in any matter requiring the vote or consent of the holders of the Preferred Shares, including any class vote of the Preferred Shares for the election of two directors. While Quanta does not presently intend to seek any further amendment to the Certificate of Designation of the Preferred Shares, it may do so in the future and, in that case, Purchaser may control the vote on that amendment at any meeting of the holders of the Preferred Shares held for such purpose. Pursuant to our bye-laws and Certificate of Designation of the Preferred Shares, any voting rights exercised by a holder of Preferred Shares may be limited in certain circumstances, which could reduce the voting power of certain holders of Preferred Shares to less than one vote per share. See ‘‘—Intended Effects.’’

Potential Effects on Quanta and Purchaser

Simplification of Capital Structure.    The tender offer will have a beneficial effect on Quanta because the approval of the proposed amendment and the reduction in the number of issued Preferred Shares will simplify Quanta’s capital structure and will provide Quanta with additional strategic flexibility that it previously lacked, which will indirectly benefit Purchaser as a wholly-owned subsidiary of Quanta. Quanta believes that the overall complexity of its capital structure, including the obligation of Quanta to offer to redeem the Preferred Shares for $25.25 per share following a change of control of Quanta and existing provisions in the Certificate of Designation relating to the election of directors, have been impediments to the successful pursuit of a number of strategic alternatives that it has considered. Therefore, Quanta believes that the elimination of the director election provisions of the Certificate of Designation and the purchase of up to all of the issued Preferred Shares will simplify Quanta’s capital structure and could facilitate the pursuit and consummation of strategic alternatives in the future. Quanta also believes that the approval of the proposed amendment to the Certificate of Designation of the Preferred Shares will permit Quanta’s board of directors to function more effectively as it administers the run-off of the company’s business and seeks to achieve Quanta’s strategic objectives. Quanta believes the appointment of two additional directors by the holders of Preferred Shares would reduce the efficiency of the board’s decision-making.

Payment of Costs and Fees.    The tender offer will have a detrimental effect on Purchaser and Quanta to the extent that they must fund the payment of the purchase price for the tender offer. Purchaser and Quanta will also be negatively affected by the expenses incurred in connection with the tender offer and proxy solicitation.

No Change in Value.    Purchaser and Quanta do not believe that the tender offer will result in a material change to Quanta’s net book value, net earnings or going concern value.

Tax Consequences.    Neither Quanta nor Purchaser will recognize gain or loss for U.S. federal income tax purposes nor will either incur any federal income tax liability as a result of the completion of the tender offer. See ‘‘U.S. Federal Income Tax Considerations.’’

Fairness

Substantive Fairness For Tendering Holders of Preferred Shares

After reviewing and evaluating the information provided by FBR in its presentation and considering the factors listed below, the special committee of the board of directors of Quanta determined to set a purchase price of $21.50 net per share in the tender offer. See ‘‘—Summary of Financial Presentation.’’ Purchaser and Quanta did not retain the services of FBR or any other financial advisor to render an opinion as to the fairness of the tender offer, but reached an independent determination that the terms of the tender offer are fair to tendering unaffiliated holders of Preferred Shares.

Quanta and Purchaser elected not to obtain a fairness opinion with regard to the fairness of the tender offer because neither Quanta nor Purchaser determined that the cost of obtaining a fairness opinion would be justified given that Quanta and Purchaser:

•	determined that no exceptional skills were required to determine a substantively and procedurally fair price for the Preferred Shares; and

•	each holder of Preferred Shares will have the ability to determine whether to tender the shares owned by that holder in the tender offer or remain a holder of Preferred Shares.

Quanta determined the purchase price for the Preferred Shares with reference to certain objective factors. One factor was the present value of the Preferred Share’s liquidation preference of $25.00 per share. Another factor was the redemption price of $25.25 per share required to be offered by Quanta to the holders of Preferred Shares following any change of control of Quanta. Quanta also considered the recent market prices of the Preferred Shares. In addition to these objective factors, Quanta took into account certain subjective factors, including general industry outlook, market supply of securities of similar type, and supply and demand factors in the securities markets generally. Neither Purchaser nor Quanta considered going concern value or net book value in determining the fairness of the tender offer to unaffiliated holders of Preferred Shares because the Preferred Shares are not convertible into common shares and, unlike common shares, are limited in their returns to dividends and have a fixed, specified liquidation preference and redemption prices. In addition, since net book value is an accounting methodology based on the historical costs of a company’s assets, each of Quanta and Purchaser did not consider it relevant to a determination of the value of the Preferred Shares.

Purchaser and Quanta believe that the tender offer, in conjunction with the proposed amendment, is substantively fair to unaffiliated tendering holders of Preferred Shares. In making this determination, Purchaser and Quanta considered the following factors:

1.    Premium Over Recent Market Prices of Preferred Shares.    On July 10, 2007, the date on which the special committee made its determination of the offering price, it considered that the offering price of $21.50 net per share represents a 16.7% premium compared to the 30-day volume-weighted average price per share of $18.42 as of June 1, 2007, the day prior to our announcement of the tender offer. The special committee also considered that the offering price represents a 22.4% premium compared to the closing price of $17.57 on June 1, 2007, the last trading day prior to our announcement of the tender offer. See ‘‘Price Range of Shares; Dividends.’’

2.    Lack of Liquidity and Trading Volume.    The tender offer will provide cash consideration to, and immediate liquidity for, the holders of Preferred Shares, whose ability to sell their shares is currently adversely affected by a lack of liquidity. Holders of Preferred Shares tendering their shares will receive the purchase price, which would be difficult for all such holders to receive in open market sales, especially in light of the relatively low trading volume of the Preferred Shares. Between June 1, 2006 and May 31, 2007, the average daily trading volume of the Preferred Shares was only 10,085 shares.

3.    Dividends.    Dividends on the Preferred Shares are not cumulative and holders of the Preferred Shares are only entitled to dividends if and when declared by Quanta’s board of directors. Quanta has not paid dividends on the Preferred Shares for five calendar quarters. Any determination to pay dividends on the Preferred Shares in the future will be at the board’s discretion and will depend upon Quanta’s financial condition, availability of capital, a review of any regulatory, contractual and other constraints, and other factors deemed relevant by our board of directors.

4.    Quanta’s Inability to Find Suitable Strategic Alternatives.    The overall complexity of Quanta’s capital structure, including the obligation of Quanta to offer to redeem the Preferred Shares for $25.25 per share following a change of control of Quanta and existing provisions in the Certificate of Designation relating to the election of directors have been impediments to the successful pursuit of a number of strategic alternatives we have considered. We believe that the current unavailability of viable strategic options limits the realizable value of our equity securities.

5.    Potential Value in a Liquidation.    In a winding up or liquidation of Quanta, either we or an appointed liquidator would sell or otherwise dispose of our remaining assets, pay our existing liabilities, including contingent obligations (which would have to be estimated in advance of payment) and distribute net proceeds, if any, to our shareholders in one or more liquidation distributions. In a liquidation, we may not receive the fair value for the sale or other disposition of our assets or have any material amounts remaining after paying or providing for our obligations. Further, in a liquidation, we will have significant obligations, including any costs incurred by an appointed independent liquidator and expenses associated with estimating and determining our liabilities and disposing of our assets. Therefore, although the Preferred Shares have a liquidation preference ($25.00), holders of Preferred Shares might receive less than the full liquidation preference in an actual liquidation of Quanta. The amount and timing of distributions, if any, to shareholders in a liquidation cannot be predicted because any distribution would depend on a variety of factors, including the amount of proceeds received from any asset sales or dispositions, the time and amount required to resolve issued obligations and the amount of any reserves for future contingencies.

6.    Possible Decline in the Market Price of the Preferred Shares if Purchaser Withdraws the Tender Offer.    If the conditions to the tender offer are not satisfied or waived or if Purchaser were to withdraw the tender offer, the market price for the Preferred Shares could decline to or below pre-tender offer market prices.

7.    Availability of Funding.    Purchaser has sufficient available funds to purchase all of the issued Preferred Shares. The tender offer is not subject to any financing conditions.

8.    Effect of the Proposed Amendment.    The benefits attributable to any ability of the holders of Preferred Shares to appoint two additional directors to Quanta’s board of directors may be limited because those directors acting alone will not be able to control the vote of the board. In addition, any directors that may be elected by the holders of Preferred Shares will owe the same fiduciary duties to Quanta as the current directors.

The foregoing discussion of the information and factors considered by the special committee of Quanta’s board of directors is not intended to be exhaustive but includes all material factors considered by the special committee in making its determination that the terms of the tender offer are substantively fair to tendering holders of Preferred Shares. The special committee did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. In making its determination, the special committee considered all of these factors taken as a whole.

Substantive Fairness For Non-Tendering Holders of Preferred Shares

Purchaser and Quanta believe that the tender offer, in conjunction with the proposed amendment, is substantively fair to unaffiliated non-tendering holders of Preferred Shares. In making this determination, Purchaser and Quanta considered the following factors:

1.    Continuing Rights of Preferred Shares.    If the tender offer is completed, Purchaser acquires less than 90% of the issued Preferred Shares and the proposed amendment is approved, non-tendering holders of Preferred Shares will continue to have all of the rights they currently have except for the ability to elect two directors to Quanta’s board of directors under certain circumstances. Non-tendering holders of Preferred Shares will continue to be entitled to a liquidation preference of $25.00 per share upon any liquidation of Quanta (provided that sufficient funds are available), and such holders will continue to be entitled to receive a redemption price of $25.25 upon any change of control of Quanta. In addition, non-tendering holders of Preferred Shares will be entitled to receive any dividends, if and when declared, on the Preferred Shares in the future.

2.    Limited Liquidity for the Preferred Shares.    If the tender offer is completed and if the Preferred Shares are de-listed from Nasdaq, the lack of an active trading market may be mitigated if the Preferred Shares are quoted on the ‘‘pink sheets’’ or on the OTC Bulletin Board.

3.    Same Price in a Second Step Transaction.    If Purchaser acquires 90% or more of the issued Preferred Shares in the tender offer, Purchaser plans to purchase the remaining issued Preferred Shares as permitted by Bermuda law. If Purchaser purchases the remaining Preferred Shares in such a transaction, it will pay to the selling holders of Preferred Shares the same price that it will pay in the tender offer. See ‘‘—Plans of Purchaser and Quanta After the Tender Offer.’’

The foregoing discussion of the information and factors considered by the special committee of Quanta’s board of directors is not intended to be exhaustive but includes all material factors considered by the special committee in making its determination that the terms of the tender offer are fair to non-tendering unaffiliated holders of Preferred Shares. The special committee did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. In making its determination, the special committee considered all of these factors taken as a whole.

Procedural Fairness

Purchaser and Quanta also believe that the tender offer and the proposed amendment to the Certificate of Designation of the Preferred Shares are procedurally fair to both tendering and non-tendering unaffiliated holders of Preferred Shares in light of the following factors:

1.    Quanta’s full board of directors (including all of Quanta’s non-employee directors) and the special committee of the board of directors have unanimously approved the tender offer and the proposed amendment to the Certificate of Designation of the Preferred Shares. Five of our seven directors are independent directors under Nasdaq listing standards. All members of Quanta’s special committee are independent directors.

2.    Each holder of Preferred Shares can determine individually whether to tender the holder’s Preferred Shares in the tender offer and whether to vote for the proposed amendment.

3.    The tender offer allows each holder of Preferred Shares the opportunity to sell the holder’s shares at a 22.4% premium over the closing price on June 1, 2007, the last trading day before we announced the tender offer, and without the usual transaction costs associated with open market sales.

4.    The proposed amendment is contingent upon completion of the tender offer. If the proposed amendment is approved, but the tender offer is not completed for any reason, then the proposed amendment will have no effect and the holders of Preferred Shares will be entitled to elect two directors to Quanta’s board of directors if Quanta fails to declare a dividend on the Preferred Shares one more quarter.

5.    After making reasonable inquiry, Quanta and Purchaser believe that all of the holders of Preferred Shares are unaffiliated holders except for our Executive Chairman who owns 3,000 Preferred Shares. See ‘‘Interests and Recent Transactions of Directors and Executive Officers.’’ As a result, the tender offer and the proposed amendment were not structured so that approval of at least a majority of unaffiliated shareholders was required. Under Bermuda law, a quorum is necessary to hold the special general meeting of holders of Preferred Shares. A quorum consists of two or more persons present in person and representing in person or by proxy in excess of one-third of the issued Preferred Shares. Unless waived, the tender offer is conditioned on approval of the proposed amendment to Quanta’s Certificate of Designation by a majority of the votes cast in person or by proxy at the special general meeting of holders of Preferred Shares.

6.    Bermuda law provides that if holders of not less than an aggregate of 10% of the issued Preferred Shares make a proper and timely application to the Supreme Court of Bermuda, the court may, if it is satisfied that the amendment subject to the application would unfairly prejudice the dissenters, disallow the amendment. These dissent rights exist regardless of whether the dissenters voted for or against the proposed amendment or if they did not vote at all.

Purchaser and Quanta considered these procedural factors as a whole and did not find it practicable to, and did not, quantify or otherwise assign relative weights to these factors. Throughout its deliberations, the board and the special committee received the advice of their legal and financial advisors who were retained to advise the board in connection with the tender offer and the proposed amendment. None of the boards of directors, nor any director of either Purchaser or Quanta or the special committee of the board of directors of Quanta has retained an unaffiliated representative to act solely on behalf of the unaffiliated holders of Preferred Shares for the purpose of negotiating the terms of the tender offer. Neither Quanta nor Purchaser has made any provision to provide unaffiliated holders of Preferred Shares access to Quanta’s corporate files or to obtain counsel or appraisal services at Purchaser’s or Quanta’s expense.

Despite the fact that the approval of the tender offer and the proposed amendment by a majority of the unaffiliated holders of Preferred Shares was not required and was not sought and that an unaffiliated representative was not retained on behalf of the unaffiliated holders of Preferred Shares, Quanta and Purchaser each determined that the tender offer and the proposed amendment are fair to tendering and non-tendering unaffiliated holders of Preferred Shares. In reaching this determination, each of Quanta and Purchaser considered that the special committee of Quanta’s board of directors consisting of only independent directors of Quanta unanimously voted to approve the offer and the fact that, with the exception of one non-independent director who owns only 3,000 Preferred Shares, all holders of Preferred Shares are unaffiliated and each of them has the ability to decide whether or not to tender their Preferred Shares and how to vote with regard to the proposed amendment.

Neither Purchaser nor Quanta retained the services of a financial advisor to render a fairness opinion as to the terms of the tender offer. Although each of Purchaser and Quanta believes the tender offer is fair to both tendering and non-tendering unaffiliated holders of Preferred Shares, neither Purchaser, Quanta, the members of their respective boards of directors, nor any of their respective officers makes any recommendation to you as to whether to tender your shares. Each of

Purchaser and Quanta believes that it is a personal investment decision as to whether to tender and how to vote your Preferred Shares and, if so, how many shares to tender. You are not under any obligation to tender shares in the tender offer.

Summary of Financial Presentation

At the April 11, 2007 meeting of the board of directors of Quanta, FBR presented its qualifications and preliminary analysis of the Preferred Shares in an effort to secure an engagement as dealer-manager for a proposed tender offer. As is common, these ‘‘pitch materials’’ contained a highly preliminary analysis of the Preferred Shares, based solely on information that was publicly available, before FBR had performed any in-depth analysis of the Preferred Shares, and before FBR had an opportunity to discuss any tender offer or related matters in detail with Quanta. FBR was not engaged by Quanta to prepare these materials and received no compensation in connection with its presentation of these preliminary materials. The pitch materials included various information concerning the trading history of the Preferred Shares (similar to the information provided in updated form in the May 23, 2007 presentation discussed below) and a net present value analysis prepared based on the December 15, 2010 redemption price of $28.00 per share and discount rates that varied from 15% to 5%, which estimated a net present value ranging from $16.56 to $23.10 per share. Quanta does not intend to redeem the Preferred Shares at a premium in 2010, and, therefore, neither the board of directors nor the special committee relied on this analysis in making any decisions regarding a potential tender offer for the Preferred Shares. FBR also included in the pitch materials its preliminary estimate of the likelihood of success of a potential tender offer at prices ranging from $19.00 to $25.00 per share, and preliminarily recommended commencing a tender offer at $21.00 per share. As noted above, the pitch materials were prepared prior to FBR’s engagement and prior to FBR having had the opportunity to review with Quanta all the pertinent matters relating to a tender offer for the Preferred Shares, the proposed amendment and other matters relating thereto. Neither the board of directors nor the special committee relied on the pitch materials in setting the price to be offered in the tender offer or in its determination that the terms of the tender offer are fair to both tendering and non-tendering holders of Preferred Shares.

Quanta’s board of directors retained FBR to act as its dealer-manager in connection with the tender offer and co-solicitation agent in connection with the proxy solicitation.

At the meeting of the special committee on May 23, 2007, FBR made a presentation, after further analysis and discussions with Quanta (the ‘‘presentation’’), regarding the trading history of the Preferred Shares, net present value analyses of the Preferred Shares under various circumstances and information regarding premiums, if any, paid in comparable self-tender transactions.

Historical Trading Prices and Volume.    FBR presented information showing the historical trading prices of the Preferred Shares in relation to various developments in Quanta’s business. The presentation also showed the following trading ranges of the Preferred Shares during the twelve months ended May 21, 2007: approximately 695,000 shares traded in the range of $16.00 to $16.99 per share, approximately 420,000 shares traded in the range of $17.00 to $17.99 per share, approximately 1,065,000 shares traded in the range of $18.00 to $18.99 per share, approximately 375,000 shares traded in the range of $19.00 to $19.99 per share and approximately 9,000 shares traded in the range of $20.00 to $20.99 per share and approximately 200 shares traded in the range of $21.00 to $21.99 per share. Information was also presented regarding the historical trading volume of the Preferred Shares. The presentation also noted that as of May 21, 2007, the 30 day volume-weighted average price of the Preferred Shares was $18.50 per share.

Net Present Value Analyses.    The presentation contained several net present value analyses. FBR prepared and presented net present value analyses based on three different scenarios: payment of the liquidation preference, a change-in-control redemption and redemption of the Preferred Shares at the option of Quanta. Each analysis showed the net present value over a six-year period using discount rates that varied from 10% to 25%. The range of discount rates from 10% to 15% was intended to reflect the potential returns from alternative investment opportunities. The discount rates ranging from 15% to 25% were intended to reflect the various additional risks involved in achieving liquidity for the holders of the Preferred Shares, including the risks that the liquidity events—a sale of Quanta, payment of the liquidation preference or redemption of the Preferred Shares—may not occur, and risks associated with Quanta’s business as currently operated. The following tables summarize the net present value analyses contained in the presentation:

	Liquidation Preference - $25.00 Per Share
Alternative Return/Discount Rate	1 Year	2 Years	3 Years	4 Years	5 Years	6 Years
10.0%	22.73	20.66	18.78	17.08	15.52	14.11
15.0%	21.74	18.90	16.44	14.29	12.43	10.81
20.0%	20.83	17.36	14.47	12.06	10.05	8.37
25.0%	20.00	16.00	12.80	10.24	8.19	6.55

	Change of Control Redemption - $25.25 Per Share
Alternative Return/Discount Rate	1 Year	2 Years	3 Years	4 Years	5 Years	6 Years
10.0%	22.95	20.87	18.97	17.25	15.68	14.25
15.0%	21.96	19.09	16.60	14.44	12.55	10.92
20.0%	21.04	17.53	14.61	12.18	10.15	8.46
25.0%	20.20	16.16	12.93	10.34	8.27	6.62

	Redemption at the Option of Quanta
Alternative Return/Discount Rate	12/15/10 $28.00(1)	12/15/11 $27.40(1)	12/15/12 $26.80(1)	12/15/13 $26.20(1)	12/15/14 $25.60(1)	12/15/15 $25.00(1)
10.0%	19.93	17.73	15.76	14.01	12.44	11.05
15.0%	17.01	14.47	12.30	10.46	8.89	7.55
20.0%	14.61	11.92	9.71	7.91	6.44	5.24
25.0%	12.63	9.89	7.73	6.05	4.73	3.69

(1)	Reflects the redemption price of the Preferred Shares corresponding to the redemption price set forth above. Pursuant to the Certificate of Designation of the Preferred Shares, on and after December 15, 2010, we may redeem the Preferred Shares, in whole or in part, at any time, at the redemption price corresponding to the redemption date set forth above, plus declared but unpaid dividends and additional amounts, if any, to the date of redemption.

Comparable Transactions.    The presentation also contained a summary of self-tender transactions announced between January 1, 2005 and May 21, 2007 with certain characteristics similar to the tender offer, showing the premium paid, if any, the size of the self-tender offer and the method used to purchase the shares subject to such offers. For transactions not involving ‘‘Dutch auction’’ self-tender offers (where a range of prices is proposed and the tendering shareholders specify the price at which they are willing to tender), the range of completion premiums to the price of shares one week before the announcement of the tender offer ranged from 1.7% to 24.5%, with an average premium of 12.8%.

After reviewing and evaluating the information provided by FBR in its May 23, 2007 presentation, and considering the factors listed above under ‘‘Fairness,’’ the special committee of the board of directors of Quanta determined to set a purchase price of $20.00 net per share in the tender offer. On July 10, 2007, after further reviewing and evaluating the information provided by FBR in its May 23, 2007 presentation, and considering the factors listed above under ‘‘Fairness,’’ the special committee determined to increase the purchase price from $20.00 net per share to $21.50 net per share in the tender offer. Purchaser and Quanta did not retain the services of FBR or any other financial advisor to render an opinion as to the fairness of the tender offer, but reached an independent determination that the terms of the tender offer are fair to both tendering and non-tendering holders of Preferred Shares.

Qualifications and Method of Selection of FBR

FBR is a nationally recognized investment banking and financial advisory firm. As part of its investment banking business, FBR is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

After meeting with two candidates, Quanta’s board of directors selected FBR as dealer-manager because of FBR’s substantial prior experience with Quanta and with the Preferred Shares. FBR served as lead underwriter in connection with the initial public offering of the Preferred Shares on December 20, 2005. Quanta believes that FBR has also been a leading trader with respect to the Preferred Shares. In addition, FBR has previously worked with Quanta as financial advisor to assist Quanta in evaluating various strategic alternatives, including the potential sale of the company or some or all of its remaining businesses or assets, the commutation of certain contracts, sale of renewal rights of certain business lines other than its interest in Syndicate 4000, the engagement of an administrator to run-off all or a portion of Quanta’s book of business, or a combination of one or more of these alternatives. See ‘‘Special Factors—Background of the Tender Offer.’’

Prior Material Relationships between FBR and Quanta

On December 15, 2005, Quanta entered into an engagement letter with FBR, under which we engaged FBR until December 15, 2006 to act as our financial advisor in connection with any sale of all or a material part of the assets and/or liabilities or capital stock of Quanta, a joint venture with another company involving all or part of Quanta’s businesses, an acquisition of all or part of another company or its businesses or other strategic transaction. The engagement letter terminated on December 15, 2006 but provides that certain fees may be payable if certain events take place before June 15, 2008. W. Russell Ramsey, who serves on the Board of Directors of FBR, served on Quanta’s board of directors until December 11, 2006. Under the terms of the engagement letter, FBR’s compensation was agreed between Quanta and FBR on an arms-length basis. In connection with our sale of Environmental Strategies Consulting LLC during 2006, FBR received advisory fees of $0.6 million directly associated with the sale.

Pursuant to an engagement letter dated December 7, 2005, we appointed FBR to act until June 7, 2006 as lead underwriter in connection with any public or private offering of our common shares. On December 20, 2005, we issued 13,136,841 common shares at $4.75 per share in a registered public offering. FBR was the lead underwriter in the offering. The underwriting discount and underwriters’ expenses (including reimbursement of the underwriters’ expenses and underwriters’ attorney fees) paid by us in the offering was $3,432,000.

Pursuant to an engagement letter dated November 28, 2005, we appointed FBR to act until May 28, 2006 as lead underwriter in connection with any public or private offering of our Preferred Shares. On December 20, 2005, we issued 3,000,000 Preferred Shares at $25.00 per share in a registered public offering. In addition, on December 29, 2005, the underwriters exercised a portion of their over-allotment option to acquire additional Preferred Shares at the offering price of $25.00. This resulted in the sale, on January 11, 2006, of 130,525 Preferred Shares at $25.00 per share. FBR was the lead underwriter in the offering. The underwriting discount and underwriters’ expenses (including reimbursement of the underwriters’ expenses and underwriters’ attorney fees) paid by us in the offering was $2,465,288. A class action lawsuit was filed on February 5, 2007 against Quanta on behalf of a putative class consisting of investors who purchased Preferred Shares in the offering, alleging, among other things, that Quanta made false, misleading and incomplete statements in connection with the sale of the Preferred Shares. This class action lawsuit seeks an unspecified amount of damages, as well as other forms of relief. Under the terms of the underwriting agreement, Quanta is obligated to indemnify the underwriters and persons who control the underwriters against any liabilities in connection with the offering, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

On September 3, 2003, we sold an aggregate of 55,000,000 common shares in a private offering exempt from registration under the Securities Act, and raised approximately $505.6 million in net proceeds. FBR acted as initial purchaser and placement agent in the private offering. An affiliate of FBR purchased 4,381,569 common shares in the private offering for its own account. As of June 1, 2007, FBR’s affiliate continues to own 2,870,620 of our common shares.

Plans of Purchaser and Quanta After the Tender Offer

Following the consummation of the tender offer, the business and operations of Quanta are expected to be continued by Quanta substantially as they are currently being conducted.

Except as described in this Offer to Purchase and Proxy Statement, we currently have no plans or proposals that relate to the acquisition of additional Preferred Shares by any person or entity, nor do we have any plans or proposals that relate to the issuance of additional Preferred Shares or other preferred shares.

Following consummation of the tender offer, Purchaser or Quanta may purchase any Preferred Shares that remain outstanding through privately negotiated transactions, open market purchases, another tender offer or otherwise, on such terms and at such prices as they may determine from time to time. The terms of subsequent purchases or offers could differ from those of this tender offer, and may be more or less favorable to the holders of Preferred Shares than the terms in this tender offer. Neither Purchaser nor Quanta, however, will purchase any additional Preferred Shares until after the tenth business day following the expiration date of the tender offer. Any possible future purchases of Preferred Shares by Purchaser or Quanta will depend on many factors, including, the result of the tender offer, the market price of the Preferred Shares, the amount of cash available to Quanta and Purchaser at that time, Quanta’s and Purchaser’s business and financial position, legal restrictions on their ability to purchase shares and general economic and market conditions. In addition, Quanta or one or more of its subsidiaries may determine, subject to the terms of Preferred Shares and other contractual obligations and constraints, to engage in transactions to repurchase or redeem other securities of Quanta, which may be junior or senior in preference to the Preferred Shares.

After the expiration of the tender offer, if Purchaser acquires 90% or more of the issued Preferred Shares in the tender offer, Purchaser plans to purchase the remaining issued Preferred Shares. Under Bermuda law, if Purchaser acquires 90% or more of the Preferred Shares in the tender offer within four months after commencing the tender offer, then Purchaser may require any non-tendering holder of Preferred Shares to sell its Preferred Shares to Purchaser on the same terms as in the tender offer. To exercise this right, Purchaser must give notice of its desire to acquire the remaining Preferred Shares within two months of the expiration of the tender offer. When this notice is given, Purchaser will be entitled and bound to buy the Preferred Shares, unless on an application made by a non-tendering holder within one month after the date Purchaser gives that notice, the Supreme Court of Bermuda orders otherwise. If all of the issued Preferred Shares are so acquired or tendered and purchased pursuant to the tender offer, Quanta plans to cause Purchaser to surrender all of the Preferred Shares to Quanta, after which Quanta will cancel all the Preferred Shares.

If Purchaser has acquired and holds 95% or more of the issued Preferred Shares in the tender offer, open market transactions or otherwise, then, under Bermuda law, Purchaser may, by giving notice to the remaining holders of Preferred Shares, require those holders to sell their Preferred Shares to Purchaser on the terms set forth in the notice. When this notice is given, Purchaser is entitled and bound to acquire all remaining Preferred Shares on the terms set out in the notice, unless any remaining holders of Preferred Shares, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their Preferred Shares. Purchaser must offer the same terms to all remaining holders of Preferred Shares. If an application is made to the Supreme Court of Bermuda to appraise the value of the Preferred Shares, then the court will fix the price of the Preferred Shares. Within one month of the court appraising the value of the Preferred Shares, Purchaser may either acquire all of the Preferred Shares at the price set by the court or cancel the notice to purchase the Preferred Shares. Any appraisal from the Supreme Court of Bermuda cannot be appealed. The payment of costs of any application for appraisal will be at the discretion of the court.

If less than 90% of the issued Preferred Shares are tendered and accepted pursuant to the tender offer or if Purchaser does not subsequently purchase the non-tendered Preferred Shares for any reason, Purchaser may either hold those shares or surrender the Preferred Shares to Quanta for cancellation. To the extent Purchaser continues to hold Preferred Shares following the tender offer, Purchaser will have all incidents of ownership in those Preferred Shares, including the right to vote all

Preferred Shares held by it. Consequently, among other things, Purchaser may control the vote in any matter requiring the vote or consent of the holders of the Preferred Shares, including any class vote of the Preferred Shares for the election of two directors. While Quanta does not presently intend to seek any further amendment to the Certificate of Designation of the Preferred Shares, it may do so in the future and, in that case, Purchaser may control the vote on that amendment at any meeting of the holders of the Preferred Shares held for such purpose. Pursuant to our bye-laws and Certificate of Designation of the Preferred Shares, any voting rights exercised by a holder of Preferred Shares may be limited in certain circumstances, which could reduce the voting power of certain holders of Preferred Shares to less than one vote per share. See ‘‘—Certain Effects of the Tender Offer and the Proposed Amendment.’’

Except as disclosed herein, or as may occur in the ordinary course of our business, we currently have no plans or proposals that relate to or would result in:

•	an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	a purchase, sale or transfer of a material amount of our assets or any of our subsidiaries;

•	any material change in our present dividend policies, indebtedness or capitalization;

•	any material change in the composition of our present board of directors or management;

•	any other material change in our corporate structure or business;

•	a class of our equity securities being delisted from a national securities exchange or ceasing to be authorized to be quoted in an automated quotations system of a registered national association;

•	a class of our equity securities becoming eligible for de-registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act; or

•	any changes in our charter, bye-laws or other governing instruments or other actions that could impede the acquisition of control of us.

Following the tender offer, however, if the Preferred Shares are no longer eligible for listing on Nasdaq, we intend to terminate the registration of the Preferred Shares under Section 12 of the Exchange Act if there are fewer than 300 holders of Preferred Shares. Independent of the tender offer for the Preferred Shares, the board of directors also continues to consider a repurchase of some or all of the pooled trust preference securities as a means to further simplify Quanta’s capital structure. The board of directors has authorized Quanta’s management to contact the holders of the pooled trust preference securities for the purpose of negotiating the purchase of those securities. While the company can make no assurances that it will be successful in these efforts, the company may repurchase some or all of its pooled trust preference securities if any such purchases can be made on terms the board of directors believes are favorable to Quanta and its shareholders. Additionally, while Quanta presently has no proposals relating to the acquisition of Quanta, its businesses or other strategic alternatives, Quanta will continue to consider and evaluate, as opportunities present themselves, strategic alternatives that include the sale of Quanta or some or all of its remaining businesses or assets, or a combination of one or more alternatives.

TERMS OF THE TENDER OFFER

Number of Shares; Purchase Price

Upon the terms and subject to the conditions described in this document and in the letter of transmittal, Purchaser will purchase at a purchase price of $21.50 net per share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in this document and the accompanying letter of transmittal, any and all Preferred Shares that are validly tendered in the tender offer prior to the expiration date and not properly withdrawn. See ‘‘—Withdrawal Rights.’’ Unless waived, the tender offer is contingent upon, among other things, the approval of the proposed amendment and upon the tender of at least a majority of the issued Preferred Shares. See ‘‘—Conditions of the Tender Offer.’’

The tender offer documents are being sent to all holders of Preferred Shares as shown by the Register of Members of Quanta as of the close of business on July 10, 2007.

No alternative, conditional or contingent tenders will be accepted.

Expiration Date; Extension of Tender Period

The expiration date for the tender offer is the later of 12:00 midnight, New York City time, on Friday, August 10, 2007, or the latest time and date to which the tender offer may be extended by Purchaser. Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time, and regardless of whether or not any of the conditions of the events set forth under ‘‘—Conditions of the Tender Offer’’ below shall have occurred or shall be deemed by Purchaser to have occurred, to extend the period of time during which the tender offer is open and thereby delay acceptance for payment of, and payment for, any Preferred Shares by giving oral or written notice of such extension to the depositary. Purchaser’s reservation of the right to delay acceptance or payment and to delay payment for Preferred Shares that Purchaser has accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that Purchaser pay the consideration offered or return the shares tendered promptly after termination or withdrawal of the offer.

Purchaser will make a public announcement of the approximate number and percentage of Preferred Shares tendered as of the expiration date no later than 9:00 a.m., New York City time, on the next business day after the expiration date. During any such extension, all Preferred Shares previously tendered will remain subject to the tender offer, except to the extent that such shares may be withdrawn as set forth in ‘‘—Withdrawal Rights.’’ There is no assurance that Purchaser will exercise this extension right for the Preferred Shares.

Any extension, termination or amendment of the tender offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made to the Dow Jones News Service no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Purchaser may choose to make any public announcement, subject to applicable law, Purchaser has no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

Purchaser may decide with respect to the Preferred Shares, in its sole discretion, to decrease the number of Preferred Shares being sought, increase or decrease the consideration offered in the tender offer, or increase or decrease the soliciting dealers’ fees. If, at the time a notice of such increase or decrease is first published, sent or given in the manner specified above, the tender offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first published, sent or given, then the tender offer will be extended until at least the expiration of such tenth business day. Purchaser may be required to extend the tender offer if certain other material changes are made. See ‘‘—Termination; Amendment.’’ For purposes of the tender offer, a ‘‘business day’’ means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Procedure for Tendering Shares

Tendering Shares.    To properly tender your Preferred Shares in the tender offer, please use the letter of transmittal. If you tender your Preferred Shares in accordance with an applicable method of delivery described in this document and the letter of transmittal, your tender will constitute a binding agreement between you and Purchaser upon the terms and subject to the conditions of the tender offer.

To validly tender Preferred Shares, you must do one of the following:

•	if you are the registered holder of your shares, you must send to the depositary, or arrange for the depositary to receive (at the address set forth on the back cover of this document), prior to the expiration date, the letter of transmittal, properly completed and executed, together with any required signature guarantees and any other documents required by the letter of transmittal, and either (i) send to the depositary, or arrange for the depositary to receive, certificates for the shares to be tendered or effect delivery of such shares pursuant to the procedures for book-entry transfer (in which case, a confirmation of such delivery must also be received by the depositary) or (ii) comply with the guaranteed delivery procedures outlined below; or

•	if a broker, dealer, commercial bank, trust company or other nominee holds your shares, you must contact them if you wish to tender your shares and/or to submit a proxy.

If you own Preferred Shares through a broker, dealer, commercial bank, trust company or other nominee, they may charge you a fee in connection with the tender of Preferred Shares on your behalf.

If holders of Preferred Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the tender offer, a tender may be effected by following the guaranteed delivery procedure described in this document. See ‘‘—Guaranteed Delivery.’’

If you acquire any Preferred Shares after the record date, you may tender those Preferred Shares, but you may not vote them unless you obtain an irrevocable proxy from the holder who held those shares as of the record date. See ‘‘Special General Meeting and Proxy Solicitation—Procedural Instructions.’’

If your certificates representing your Preferred Shares have been lost, stolen or destroyed, you should complete the affidavit of lost or destroyed certificate(s) contained in the letter of transmittal. Your tender with respect to lost, stolen or destroyed certificates will not be valid until you have complied with these procedures and a replacement certificate for the Preferred Shares has been delivered to the depositary.

If Preferred Shares are registered in the name of a person other than the signatory on the letter of transmittal, or if not all shares represented by a certificate are tendered in the tender offer and the unpurchased Preferred Shares are to be issued to a person other than the holder(s) of record, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the holder(s) of record appear on the shares with the signature(s) on the shares or stock powers guaranteed as described below.

The method of delivery of Preferred Shares and all other required documents is at your option and risk. If you decide to make delivery by mail, we recommend you use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery. Because it is the time of receipt, not the time of mailing, that determines whether a tender has been made prior to the expiration date, sufficient time should be allowed to assure timely delivery.

All questions as to the form of documents and the validity, eligibility (including the time of receipt) and acceptance for payment of any tender of Preferred Shares will be determined by Purchaser in its sole discretion, and its determination will be final and binding. Purchaser reserves the absolute right to reject any and all tenders of Preferred Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of Purchaser, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in any tender of Preferred Shares. Neither Purchaser nor Quanta, the dealer-manager/co-solicitation agent, the depositary, the information agent/co-solicitation agent nor any other person is under any duty to give you notice of any defect or irregularity in your tender, and they have no liability for failure to give you any such notice.

For further information on tendering Preferred Shares, call the information agent/co-solicitation agent or the dealer-manager/co-solicitation agent or consult your broker for assistance.

Book-Entry Transfer.    The depositary will establish an account with respect to the Preferred Shares at The Depository Trust Company (‘‘DTC’’) for purposes of the tender offer within two business days after the date of this document, and any financial institution that is a participant in the DTC system may make delivery of Preferred Shares by causing the transfer of such shares into the depositary’s account in accordance with DTC’s book entry procedures. Although tenders of shares by book-entry transfer will be effected through DTC, a properly completed and signed letter of transmittal (together with any other required documents), with respect to any tendered shares must be received by the depositary (by facsimile transmission or otherwise) before the expiration date. In addition, if transfer of Preferred Shares is made by book-entry transfer, an ‘‘agent’s message’’ and any other required documents must, in any case, be received by the depositary at one of its addresses set forth on the back cover of this document prior to the expiration date or the tendering shareholder must comply with the guaranteed delivery procedure described below. An ‘‘agent’s message’’ is a message, transmitted by DTC to, and received by, the depositary stating that DTC has received an express acknowledgment from the participant in DTC tendering the Preferred Shares, that such participant has received and agrees to be bound by the letter of transmittal and that Purchaser may enforce such agreement against such participant. Delivery of documents to the book-entry transfer facility does not constitute delivery to the depositary and will not constitute a valid tender.

Signature Guarantees.    In general, all signatures on a letter of transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the NASD, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an ‘‘eligible institution’’). However, the guarantee of the signatures on a letter of transmittal is not necessary if:

•	the letter of transmittal is signed by the registered owner of the shares tendered therewith and such owner has not completed the box entitled ‘‘Special Payment Instructions’’ or the box entitled ‘‘Special Delivery Instructions’’ on the letter of transmittal; or

•	such shares are tendered for the account of an eligible institution.

Guaranteed Delivery.    If you desire to tender Preferred Shares but you cannot deliver your share certificates or any other required documents to the depositary prior to the expiration date, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, you may still tender your Preferred Shares, provided that all the following conditions are satisfied:

(i)	your tender is made by or through an eligible institution;

(ii)	a properly completed and duly executed notice of guaranteed delivery, substantially in the form attached to this document, is received prior to the Expiration Date by the depositary as provided below; and

(iii)	your share certificates (or a book-entry confirmation) evidencing all tendered Preferred Shares, in proper form for transfer, in each case together with a manually signed letter of transmittal (or facsimile thereof), properly completed and signed, with any required signature guarantees or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the letter of transmittal are received by the depositary within three Nasdaq trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be delivered by hand or mail or by facsimile transmission to the depositary and must include a guarantee by an eligible institution in the form set forth in the form of notice of guaranteed delivery attached to this document.

In all cases, payment for Preferred Shares tendered and accepted for payment pursuant to the tender offer will be made only after timely receipt by the depositary of the certificates evidencing those Preferred Shares, or a book-entry confirmation of the delivery of such shares, and the letter of transmittal (or a manually signed facsimile thereof), properly completed and signed, with any required signature guarantees or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the letter of transmittal.

Backup Withholding.    You may be subject to backup withholding with respect to amounts paid by us unless you (1) are a corporation, non-U.S. Person or come within certain other exempt categories and, when required, demonstrate this fact, or (2) provide a taxpayer identification number, certify that you have not lost exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against your regular U.S. Federal income tax liability, or otherwise you may be entitled to a refund for any such tax withheld. See ‘‘U.S. Federal Income Tax Considerations.’’

Withdrawal Rights

If you tender Preferred Shares in the tender offer, you may withdraw your tender at any time prior to the expiration date. A proxy made in conjunction with any of your tendered Preferred Shares that are withdrawn will not be considered revoked unless you specifically revoke such proxy as described below under ‘‘Special General Meeting and Proxy Solicitation—Revocability of Proxies.’’

For a withdrawal to be effective, the depositary must receive (at its address set forth on the back cover of this offer to purchase) a notice of withdrawal in written or facsimile transmission form on a timely basis. The notice of withdrawal must specify the name of the person who tendered the Preferred Shares to be withdrawn, the number of Preferred Shares tendered, the number of Preferred Shares to be withdrawn and the name of the registered holder. If the shares to be withdrawn have been delivered to the depositary, a signed notice of withdrawal with signatures guaranteed by an eligible institution (except for shares tendered by an eligible institution) must be submitted prior to the release of such shares. In addition, such notice must specify, in the case of shares tendered by delivery of certificates, the name of the registered owner (if different from you) and the serial numbers shown on the particular certificates evidencing the shares to be withdrawn or, in the case of shares tendered by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited with the withdrawn shares and the name of the holder of record (if different from the name of such account). Withdrawals may not be rescinded, and Preferred Shares you withdraw will thereafter be deemed not validly tendered for purposes of the tender offer. However, you may re-tender Preferred Shares you withdraw by again following the procedures described in ‘‘—Procedure for Tendering Shares’’ at any time prior to the expiration date.

Purchaser, in its sole discretion, will resolve all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and its determination will be final and binding. Neither Purchaser, Quanta, the dealer-manager/co-solicitation agent, the depositary, the information agent/co-solicitation agent nor any other person is under any duty to give you notification of any defect or irregularity in your notice of withdrawal, and they have no liability for failure to give you any such notification.

Acceptance of Preferred Shares for Payment and Payment of Purchase Price

Upon the terms and subject to the conditions of the tender offer, and promptly after the expiration date, Purchaser will accept for payment (and thereby purchase) and pay for Preferred Shares validly tendered and not properly withdrawn. See ‘‘—Withdrawal Rights.’’ Thereafter, payment for all Preferred Shares accepted in the tender offer will be made by the depositary by check promptly after the expiration date. Notwithstanding any other provision hereof, in all cases, payment for Preferred Shares accepted for payment in the tender offer will be made only after timely receipt by the depositary of certificates for, or a confirmation of a book-entry transfer with respect to, such shares, a properly completed and duly executed letter of transmittal with any required signature guarantees and any other required documents.

Purchaser will be deemed to have accepted for payment (and thereby have purchased) Preferred Shares that are validly tendered and not withdrawn when it gives oral or written notice to the depositary of its acceptance for payment of such shares. Purchaser will pay for Preferred Shares by depositing the purchase price therefor with the depositary, which will act as agent for tender offer participants for the purpose of receiving payment from Purchaser and transmitting payment to the tender offer participants. Purchaser will purchase validly tendered Preferred Shares at the cash purchase price. Under no circumstances will interest accrue or be paid on any amounts Purchaser is to pay, regardless of any extension of the offer or delay in making such payment. Certificates for all Preferred Shares not validly tendered or accepted for payment will be returned or, in the case of shares tendered by book-entry transfer, such shares will be credited to an account maintained with the book-entry transfer facility, promptly, without expense to the tendering shareholder.

If the conditions to the tender offer are not satisfied (or waived by Purchaser), Purchaser will not be obligated to purchase any Preferred Shares in the tender offer. See ‘‘—Conditions of the Tender Offer.’’

You may be subject to backup withholding with respect to amounts paid by us unless you (1) are a corporation, non-U.S. Person or come within certain other exempt categories and, when required, demonstrate this fact, or (2) provide a taxpayer identification number, certify that you have not lost exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against your regular U.S. Federal income tax liability, or otherwise you may be entitled to a refund for any such tax withheld. See ‘‘U.S. Federal Income Tax Considerations.’’

Purchaser will pay or cause to be paid any share transfer taxes with respect to the sale and transfer of any Preferred Shares to it or its order in the tender offer. If, however, payment of the purchase price is to be made to, or if not all Preferred Shares represented by a certificate are tendered in the tender offer and the unpurchased Preferred Shares are to be registered in the name of, any person other than the registered owner of the Preferred Shares, or if tendered Preferred Shares are registered in the name of any person other than the person signing the letter of transmittal, the amount of any share transfer or other taxes (whether imposed on the registered owner, such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. You will be responsible for paying any income or gross receipts taxes imposed by any jurisdiction by reason of the sale of the Preferred Shares. See ‘‘U.S. Federal Income Tax Considerations.’’

If, prior to the expiration date, Purchaser increases the price being paid for the Preferred Shares, Purchaser will pay such increased consideration for all Preferred Shares purchased in the tender offer, whether or not such shares were tendered prior to such increase in consideration.

Cost of the Tender Offer

Purchaser will bear the out-of-pocket expenses of the tender offer, including all share transfer taxes, if any, payable on account of the acquisition of Preferred Shares by Purchaser in the tender offer (except in certain circumstances). Purchaser will also reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and customary out-of-pocket expenses, if any, payable on account of the acquisition of Preferred Shares by Purchaser in the tender offer. For a complete discussion of the fees and expenses related to the tender offer and the proxy solicitation, see ‘‘Fees and Expenses.’’

Conditions of the Tender Offer

Purchaser will not be required to accept for payment or pay for any Preferred Shares tendered (i) if the proposed amendment is not approved by an affirmative vote of a majority of the votes cast in person or by proxy at the meeting, and (ii) if the number of Preferred Shares that have been validly tendered and not withdrawn prior to the expiration of the offer shall not constitute at least a majority of the then issued Preferred Shares. See ‘‘Special General Meeting and Proxy Solicitation—Record Date,’’ and ‘‘—Quorum and Votes Required to Approve the Proposals.’’

Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time, and regardless of whether or not any of the conditions or the events set forth under ‘‘—Conditions of the Tender Offer’’ below shall have occurred or shall be deemed by Purchaser to have occurred, to extend the period of time during which the tender offer is open and thereby delay acceptance for payment of, and payment for, any Preferred Shares by giving oral or written notice of such extension to the depositary. Purchaser’s reservation of the right to delay acceptance or payment and to delay payment for Preferred Shares that Purchaser has accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that Purchaser pay the consideration offered or return the shares tendered promptly after termination or withdrawal of the offer. See ‘‘Terms of the Tender Offer—Expiration Date; Extension of Tender Period.’’

In addition, notwithstanding any other provision of the tender offer and in addition to Purchaser’s rights to extend and amend the tender offer at any time in its sole discretion, Purchaser will not be required to accept for payment or, subject to the requirements of the Exchange Act providing for prompt payment for or return of shares, pay for any tendered Preferred Shares, and may terminate or amend the tender offer with respect to the Preferred Shares (by oral or written notice to the depositary and timely public announcement) or may postpone (subject to the requirements of the Exchange Act for prompt payment for or return of tendered shares) the acceptance for payment of, or payment for, shares of the Preferred Shares that are tendered, if before the expiration date:

•	there has been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that:

•	challenges the acquisition of Preferred Shares in the tender offer, the proposed amendment to the Certificate of Designation of the Preferred Shares or the solicitation of proxies in connection with the special general meeting or the proposed amendment, or otherwise in any manner relates to or affects the tender offer or the proxy solicitation or the proposed amendment; or

•	in Purchaser’s reasonable judgment, would or might materially and adversely affect the business, condition (financial or otherwise), income, operations or prospects of Purchaser, Quanta or any of their respective affiliates, or otherwise materially impair in any way the contemplated future conduct of Purchaser, Quanta or any of their respective affiliates or materially impair the tender offer’s contemplated benefits to Purchaser;

•	there has been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered into, amended, enforced or deemed to be applicable to the tender offer or proxy solicitation or the proposed amendment, by any legislative body, court, authority, agency or tribunal that, in Purchaser’s reasonable judgment, would or might directly or indirectly:

•	make the acceptance for payment of, or payment for, some or all of the Preferred Shares or the proxies illegal or otherwise restrict or prohibit consummation of the tender offer, the proxy solicitation or the proposed amendment;

•	delay or restrict the ability of Purchaser, or render Purchaser unable, to accept for payment or pay for some or all of the Preferred Shares;

•	materially impair the contemplated benefits of the tender offer or the proposed amendment to Purchaser, Quanta or any of their respective affiliates (including materially increasing the effective interest cost of secured or unsecured debt); or

•	materially affect the business, condition (financial or otherwise), income, operations or prospects of Purchaser, Quanta or any of their respective affiliates or otherwise materially impair in any way the contemplated future conduct of the business of Purchaser, Quanta or any of their respective affiliates;

•	there has been:

•	a 15% or more change in the market price of the Preferred Shares measured from July 11, 2007;

•	any change in the general political, market, economic or financial conditions in the United States or abroad that, in Purchaser’s reasonable judgment, would or might have a material adverse effect on the business, operations, prospects or ability to obtain financing generally of Purchaser, Quanta or any of their respective affiliates or the trading in the Preferred Shares or other equity securities of Purchaser, Quanta or any of their respective affiliates;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event that, in Purchaser’s reasonable judgment, would or might affect the extension of credit by lending institutions in the United States;

•	the commencement of war, armed hostilities, military action or other international or national calamity, including terrorism events, directly or indirectly involving the United States;

•	any general suspension of trading in, or limitation on prices for securities on any national securities exchange;

•	in the case of any of the foregoing existing at the time of the commencement of the tender offer, in Purchaser’s reasonable judgment, a material acceleration or worsening thereof; or

•	any decline in either the Dow Jones Industrial Average or the Standard & Poor’s Composite 500 Stock Index by an amount in excess of 15% measured from July 11, 2007.

•	any tender or exchange offer with respect to some or all of the Preferred Shares (other than the tender offer by Purchaser) or other equity securities of Quanta has been proposed, announced or made by any person or entity; or

•	there has occurred any event or events that have resulted, or in Purchaser’s reasonable judgment may result, in an actual or threatened change in the business, condition (financial or otherwise), income, operations, stock ownership or prospects of Quanta and its subsidiaries and affiliates, and, in the sole judgment of Purchaser, such event or events make it undesirable or inadvisable to proceed with the tender offer or with such acceptance for payment or payment.

The foregoing conditions are for Purchaser’s sole benefit and Purchaser may assert them regardless of the circumstances giving rise to the failure of any specified condition to be satisfied, and any such condition may be waived by Purchaser, in whole or in part, at any time and from time to time in its reasonable discretion prior to the expiration date. The failure by Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right is an ongoing right which may be asserted at any time and from time to time. Any determination by Purchaser concerning the events described above will be final and binding on all parties, except as otherwise finally determined in a subsequent judicial proceeding or as required by law.

Termination; Amendment

Purchaser expressly reserves the right, in its sole discretion, to, among other things, terminate the tender offer and not accept for payment or pay for any Preferred Shares tendered (subject to the requirements of the Exchange Act for prompt payment for or return of shares), upon the occurrence of any of the events described under ‘‘Terms of the Tender Offer—Conditions of the Tender Offer’’ or the failure of any condition specified under ‘‘Terms of the Tender Offer—Conditions of the Tender Offer’’ to be satisfied prior to the expiration date (in either case, by giving oral or written notice of such termination to the depositary, and making a public announcement as described under ‘‘Terms of the Tender Offer—Expiration Date; Extension of Tender Period’’).

Subject to compliance with applicable law, Purchaser further reserves the right, in its sole discretion, to amend the tender offer in any respect. Any extension, delay, termination or amendment of the tender offer will be followed as promptly as practicable by a public announcement. An announcement in the case of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Purchaser may choose to make a public announcement, except as required by applicable law, Purchaser has no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

If Purchaser materially changes the terms of the tender offer or the information concerning the tender offer, or if it waives a material condition of the tender offer, Purchaser will disseminate additional tender offer materials and extend the tender offer to the extent required by the applicable rules under the Exchange Act. Those rules require that the minimum period during which the tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price, a change in percentage of securities sought or a change in the dealer’s soliciting dealer fee) will depend on the facts and circumstances, including the relative materiality of such terms or information. The SEC has stated that, in its view, an offer should remain open for a minimum of five business days from the date that a notice of such a material change is first published, sent or given and that if material changes are made with respect to information not materially less significant than the purchase price and the number of shares being sought, a minimum of ten business days may be required to allow adequate dissemination and investor response. If the tender offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that Purchaser publishes, sends or gives to holders of Preferred Shares a notice that it will increase or decrease the price it will pay for shares, increase or decrease the percentage of shares it seeks, or increase or decrease the soliciting dealers’ fees, then Purchaser will extend the tender offer until the expiration of such ten day period.

SPECIAL GENERAL MEETING AND PROXY SOLICITATION

Proposals

In addition to the tender offer, this document relates to the solicitation of proxies by Quanta’s board of directors from the holders of Preferred Shares in connection with the proposals described below. For additional discussion of the reasons for and the material effects of the amendment to the Certificate of Designation of the Preferred Shares, see ‘‘Special Factors.’’

Proposal No. 1—Approval of an amendment to Quanta’s Certificate of Designation of its Preferred Shares

The Certificate of Designation of the Preferred Shares currently allows holders of Preferred Shares to elect two members to Quanta’s board of directors following a period in which Quanta has not paid dividends on the Preferred Shares for six full quarters, whether or not consecutive. Quanta did not pay dividends on the Preferred Shares in the second, third and fourth quarters of 2006 or the first or second quarters of 2007. If Quanta does not pay dividends on the Preferred Shares for one more quarter, then, pursuant to the terms of the current Certificate of Designation, holders of Preferred Shares will be entitled to elect two directors to Quanta’s board of directors. In connection with the tender offer for the Preferred Shares, we are proposing to amend the Certificate of Designation to remove the provision that would permit holders of Preferred Shares to elect two members to Quanta’s board of directors.

Purchaser may either hold any Preferred Shares it purchases or surrender those Preferred Shares to Quanta for cancellation. To the extent Purchaser continues to hold Preferred Shares following the tender offer, Purchaser will have all incidents of ownership in those Preferred Shares, including the right to vote all Preferred Shares held by it. Consequently, among other things, Purchaser may control the vote in any matter requiring the vote or consent of the holders of the Preferred Shares, including any class vote of the Preferred Shares for the election of two directors. While Quanta does not presently intend to seek any further amendment to the Certificate of Designation of the Preferred Shares, it may do so in the future and, in that case, Purchaser may control the vote on that amendment at any meeting of the holders of the Preferred Shares held for such purpose. Pursuant to our bye-laws and Certificate of Designation of the Preferred Shares, any voting rights exercisable by a holder of Preferred Shares may be limited in certain circumstances, which could reduce the voting power of certain holders of Preferred Shares to less than one vote per share.

The proposed amendment is contingent upon completion of the tender offer. If the proposed amendment is approved, but the tender offer is not completed for any reason, then the proposed amendment will have no effect and the holders of Preferred Shares will be entitled to elect two directors to Quanta’s board of directors if Quanta fails to declare a dividend on the Preferred Shares for one more quarter.

The full text of the provisions to be removed by the proposed amendment under Proposal No. 1 is set forth in Appendix A. You are encouraged to carefully review and consider in its entirety the proposed amendment to the Certificate of Designation in making any decision to vote on this proposal.

Quanta’s board of directors unanimously recommends that you vote ‘‘FOR’’ the proposal to amend the Certificate of Designation of the Preferred Shares as described in this Proposal No. 1. PROXIES WILL BE SO VOTED UNLESS HOLDERS OF PREFERRED SHARES SPECIFY OTHERWISE IN THEIR PROXIES.

The approval of this amendment to our Certificate of Designation requires the affirmative vote of a majority of the total votes cast at the meeting.

Proposal No. 2—Approval of any adjournments of the special general meeting in order to allow Quanta to continue to solicit proxies from holders of Preferred Shares

In the event there are not sufficient votes at the time of the meeting to approve Proposal 1, our executive chairman of the board may submit a proposal to adjourn the meeting to permit further solicitation of proxies. If a quorum is present at the meeting and the meeting is adjourned to a specific date and time, no notice of the adjourned meeting is required to be given to holders of Preferred Shares generally. Quanta intends, however, to issue a press release regarding any adjournment of the meeting.

Quanta’s board of directors unanimously recommends that you vote FOR the proposal to APPROVE ANY ADJOURNMENTS OF THE SPECIAL GENERAL MEETING as described in this Proposal No. 2. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The approval of any adjournments of the meeting requires the affirmative vote of a majority of the total votes cast at the meeting.

Record Date

The board of directors has fixed the close of business on July 10, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. Only holders of Preferred Shares of record at the close of business on the record date will be entitled to vote at the meeting or any and all adjournments or postponements thereof.

Quorum and Votes Required to Approve the Proposals

A ‘‘quorum’’ is necessary to hold the meeting. A quorum consists of two or more persons present in person and representing in person or by proxy in excess of one-third of the issued Preferred Shares. The affirmative vote of a majority of the total votes cast at the meeting is required to approve the proposals to be acted on at the meeting. Quanta’s common shares are not entitled to vote at the meeting.

Abstentions and broker ‘‘non-votes’’ are counted as present and entitled to vote for purposes of determining a quorum, but are not counted for purposes of determining any of the proposals to be voted on. As a result, abstentions and broker non-votes will not have an effect on the outcome of the proposals. A broker ‘‘non-vote’’ occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposal No. 1 or No. 2.

Voting at the Meeting

Quanta has appointed an inspector of elections to count votes cast in person and by proxy. Holders of Preferred Shares will have one vote for each Preferred Share held by them. Quanta’s common shares are not entitled to vote on these proposals. The approval of all matters to be voted upon at the special general meeting requires the affirmative vote of a majority of the votes cast at the special general meeting, provided there is a quorum (consisting of two or more persons present in person and representing in person or by proxy in excess of one-third of the Preferred Shares entitled to attend and vote at the special general meeting). Cumulative voting by shareholders is not permitted.

Procedural Instructions

Even if you expect to attend the meeting in person, we ask you to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure your Preferred Shares are represented at the meeting. You may also appoint your proxy on the Internet by following the instructions included on the proxy card. For the votes represented by your proxy to be counted, your proxy must be received before the meeting. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy before the meeting or at the meeting prior to the vote and vote your Preferred Shares in person. The method of delivery of proxies and all other required documents is at your option and risk. Sufficient time should be allowed to ensure timely delivery. Because it is the time of receipt, not the time of mailing, that determines whether a proxy has been validly submitted, sufficient time should be allowed to assure timely delivery.

Unless Quanta receives specific instructions to the contrary or unless such proxy is properly revoked, Preferred Shares represented by each properly executed proxy will be voted: (1) FOR the proposed amendment to the Certificate of Designation of the Preferred Shares; (2) FOR any adjournments of the meeting; and (3) with respect to any other matters that may properly come before the meeting, at the discretion of the proxy holders.

The Website for appointing your proxy on the Internet is http://proxy.georgeson.com. Please have your proxy card in hand when you go online. Internet facilities for holders of record will be available 24 hours a day, and will close at 11:59 p.m. New York City time on August 9, 2007. The availability of appointing a proxy on the Internet for beneficial owners will depend on the procedures used by your broker, bank or other holder of record. Therefore, we recommend that you follow the instructions in the materials you receive.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement or submitting a proxy on the Internet has the power to revoke their proxy prior to the meeting or at the meeting prior to the vote. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to the registered office of Quanta at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, attention: Michael B. Ashford, stating that the proxy or vote is revoked;

•	by submitting a proxy with a later date; or

•	by attending the meeting in person and voting your Preferred Shares.

Any notice of revocation of an outstanding proxy (including the submission of a proxy with a later date) must be received before the meeting or at the meeting prior to the vote. Any holder of Preferred Shares of record entitled to vote at the meeting may attend the meeting and vote in person. Please note, however, that if your Preferred Shares are held of record by a broker, bank or other nominee, you are considered the beneficial owner of Preferred Shares held in street name. Since a beneficial owner is not the holder of record, you may not vote these shares in person at the meeting unless you obtain a ‘‘legal proxy’’ from the broker, bank or other nominee that holds your Preferred Shares, giving you the right to vote the shares at the meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or nominee how to vote your Preferred Shares. Even if you do not intend to vote your Preferred Shares at the meeting, you may attend the meeting by following the procedures described below.

Attending the Meeting

A person is entitled to attend the meeting only if that person was a holder of Preferred Shares or joint holder of Preferred Shares as of the close of business on the record date or if that person holds a valid proxy for the meeting. You should be prepared to present photo identification for admittance. In addition, the names of holders of Preferred Shares of record will be verified against the list of holders of Preferred Shares of record on the record date as shown on the Register of Members of Quanta prior to being admitted to the meeting. If you are not a holder of record but hold Preferred Shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership together with a letter from the broker or nominee appointing such holder as their proxy. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

Dissent Rights

Under Bermuda law, if the amendment to the Certificate of Designation is approved by the holders of the Preferred Shares, the holders of not less than in the aggregate of 10% of the issued Preferred Shares may apply to the Supreme Court of Bermuda to have the amendment cancelled. An application must be made within twenty-eight days after the date of the approval of the amendment and may be made regardless of whether the dissenters voted for or against the proposal or did not vote at all. However, holders that have tendered shares that have been purchased by Purchaser will have no dissent rights. If a proper application is made, the court may, if it is satisfied that the amendment would unfairly prejudice the dissenters, disallow the amendment or, if not satisfied, confirm the amendment. Dissenters will not have the right to seek an appraisal of their shares under Bermuda law in connection with the tender offer or the proposed amendment.

Solicitation

Quanta will pay the costs relating to this proxy statement, the proxy card and the meeting. We have retained FBR and Georgeson Inc. to act as co-solicitation agents to solicit proxies in connection with the special general meeting. Georgeson Inc. will also act as information agent for the meeting and the tender offer. Quanta may reimburse brokerage firms and other persons representing beneficial owners of Preferred Shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees of Quanta may solicit proxies by telephone, facsimile, electronic submission or other means or in person. They will not receive any additional compensation for any solicitation activities. For a complete discussion of the fees and expenses relating to the tender offer and the proxy solicitation, see ‘‘Fees and Expenses.’’

Other Matters

Quanta knows of no specific matter to be brought before the meeting that is not referred to in the attached notice of special general meeting of shareholders and this proxy statement. If any such matter comes before the meeting the proxy holders will vote proxies in accordance with their best judgment with respect to such matters. Representatives of Johnson Lambert & Co. LLP, our independent registered public accounting firm, are not expected to be present at the meeting.

PRICE RANGE OF SHARES; DIVIDENDS

You should be aware that the Preferred Shares trade only on a limited basis and, therefore, the closing prices may not necessarily reflect the then current market value of the shares.

Market Information

The Preferred Shares have been traded on the NASDAQ Global Market under the symbol ‘‘QNTAP’’ since they were issued on December 20, 2005. On June 1, 2007, the last trading day before we announced the tender offer, the closing price of the Preferred Shares on the NASDAQ Global Select Market was $17.57 per share. On July 9, 2007, the closing price of the Preferred Shares was $20.56 per share. The following table contains, for the periods indicated, the high and low sales prices per Preferred Share.

	Preferred Shares
	High	Low
2005
Fourth Quarter	25.50	25.00
2006
First Quarter	27.57	22.20
Second Quarter	31.65	16.00
Third Quarter	19.00	15.95
Fourth Quarter	19.85	16.00
2007
First Quarter	20.94	17.25
Second Quarter	21.70	16.41
Third Quarter (through July 9)	20.56	20.10

Holders

As of the record date, there were 3,130,525 Preferred Shares issued, which were held by one holder of record. The single holder of record is Cede & Co., which holds shares on behalf of DTC, which itself holds shares on behalf of approximately 3,500 beneficial owners of our Preferred Shares.

Dividends

Dividends on the Preferred Shares are payable on a non-cumulative basis only when, as and if declared by the board of directors, quarterly in arrears on the fifteenth day of March, June, September and December of each year. Dividends declared on the Preferred Shares are payable at a rate equal to 10.25% of the liquidation preference per annum (equivalent to $2.5625 per share). On March 15, 2006, Quanta paid dividends to the holders of the Preferred Shares equal to an aggregate amount of approximately $1.92 million. Since that date, Quanta has not paid dividends on the Preferred Shares for five consecutive quarters. Any determination to pay dividends on the Preferred Shares in the future will be at the board’s discretion and will depend upon Quanta’s financial condition, availability of capital, a review of any regulatory, contractual and other constraints, and other factors deemed relevant by our board of directors.

The terms of our letter of credit facility prohibit us from repurchasing Preferred Shares without the consent of our lenders. We have obtained the consent of the lenders under our letter of credit facility in order to complete the tender offer. On November 29, 2006 and February 28, 2007, we exercised our right under our pooled trust preferred securities and provided notice that we had elected to defer payments of interest on those securities. We paid all accrued interest, including all interest that had been deferred on the pooled trust preferred securities, on the interest payment date of June 15, 2007. However, in the future, we may elect to extend the deferral of interest to future periods. As a consequence of any deferral, we would be precluded from paying dividends or distributions, redeeming, purchasing, acquiring or making liquidation payments on the Preferred Shares and our common shares until after we have paid all interest presently deferred and any interest deferred in the future.

Prior Public Offerings

The Preferred Shares subject to the tender offer were originally issued in a public offering. On December 20, 2005, Quanta issued 3,000,000 Preferred Shares in a public offering registered under the Securities Act at an initial public offering price of $25.00 per share. In addition, on December 29, 2005, the underwriters exercised a portion of their over-allotment option to acquire additional Preferred Shares at the offering price of $25.00. This resulted in the sale, on January 11, 2006, of 130,525 Preferred Shares at $25.00 per share. The aggregate gross proceeds to Quanta from this offering was $78,263,125.

INTERESTS AND RECENT TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS

James J. Ritchie, who is the Executive Chairman and a director of Quanta, owns 3,000 Preferred Shares, or 0.1% of the issued Preferred Shares, which he purchased in the December 2005 public offering of the Preferred Shares. Neither Purchaser nor Quanta presently own any Preferred Shares. Except as provided in this paragraph, after making reasonable inquiry, Quanta is not aware of any of its directors or executive officers that own any Preferred Shares.

Mr. Ritchie has indicated to Quanta that he currently intends to tender all of his Preferred Shares in the tender offer and that he will vote ‘‘FOR’’ Proposals No. 1 and 2. All purchases of Preferred Shares held by Mr. Ritchie will be made by Purchaser on the same terms as those involving unaffiliated shareholders.

Based on our records and information provided to us by Quanta’s directors, executive officers, associates and subsidiaries, neither we, nor any of our associates or subsidiaries, nor, to the best of our knowledge, any of our directors or executive officers or any associates or subsidiaries thereof, have effected any transactions in the Preferred Shares during the 60 days before the date of the tender offer.

Other than as described herein neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to any of the Preferred Shares, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal income tax consequences of participating in the tender offer. The discussion does not purport to consider all aspects of federal income taxation that may be relevant to shareholders. The discussion applies only to United States Holders, not to foreign shareholders. As used herein, the term ‘‘United States Holder’’ means a beneficial owner of Preferred Shares that is for U.S. Federal income tax purposes (i) a citizen or individual resident of the United States or someone treated as a United States citizen or resident for U.S. Federal income tax purposes, (ii) a corporation, or other entity treated as a corporation for U.S. Federal income tax purposes, organized under the laws of the United States or any state of the United States, including the District of Columbia, (iii) an estate the income of which is subject to U.S. Federal income tax without regard to its source, or (iv) a trust subject to primary supervision of a United States court and the control of one or more United States persons. The consequences to any particular shareholder may differ depending upon that shareholder’s own circumstances and tax position. The discussion deals only with Preferred Shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), and does not address matters that may be relevant to shareholders in light of their particular circumstances. It also does not address matters that may be relevant to certain shareholders subject to special treatment under the Code, such as financial institutions, insurance companies, S corporations, partnerships and other pass-through entities, shareholders liable for the alternative minimum tax, dealers in securities or currencies, traders who elect to apply a mark-to-market method of accounting, tax-exempt organizations, U.S. expatriates, directors, employees, former employees or other persons who acquired their shares as compensation, including upon the exercise of employee stock options, and persons who are holding shares as part of a straddle, conversion, constructive sale, hedge or hedging or other integrated transaction. The discussion does not consider the effect of any applicable estate tax, gift tax, state, local or foreign tax laws. In addition, this discussion is based upon the Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions in effect on the date of this document, all of which are subject to change, with possible retroactive effect. Each shareholder is urged to consult his or her tax advisor as to the particular tax consequences to such shareholder of participating or not participating in the tender offer, including the applications of state, local and foreign tax laws and possible tax law changes.

TO COMPLY WITH IRS CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (a) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (b) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TENDER OFFER ADDRESSED BY THE WRITTEN ADVICE HEREIN; AND (c) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Characterization of the Sale.    Because Purchaser will be disregarded for U.S. federal income tax purposes, the transaction is expected to be treated for U.S. federal income tax purposes, as a sale of Preferred Shares by a shareholder to Quanta. Neither Quanta nor Purchaser will recognize gain or loss for U.S. federal income tax purposes, nor will either incur any federal income tax liability as a result of the completion of the tender offer. The sale of Preferred Shares by a shareholder to us pursuant to the tender offer will be a taxable transaction for United States federal income tax purposes. Under the stock redemption rules of Section 302 of the Code, such a sale will be treated as a ‘‘sale or exchange’’ of the shares if the sale of shares: (a) results in a ‘‘complete termination’’ of the shareholder’s interest in Quanta, (b) is ‘‘substantially disproportionate’’ with respect to the shareholder, or (c) is ‘‘not essentially equivalent to a dividend’’ with respect to the shareholder. If none of these three tests (referred to as the Section 302 tests) is met, such a sale will be treated as a distribution by Quanta to the selling shareholder. Each of the Section 302 tests is described in more detail below.

Treatment as a Sale or Exchange.    If any of the Section 302 tests is satisfied with respect to a shareholder, and the sale is therefore treated as a ‘‘sale or exchange’’ of the shares for United States federal income tax purposes, the tendering shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the tender offer and the shareholder’s adjusted tax basis in the shares sold pursuant to the tender offer. Gain or loss must be calculated separately with respect to each block of shares sold. Subject to the passive foreign investment company (‘‘PFIC’’) rules discussed below, any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Capital gains of non-corporate taxpayers derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. Certain limitations apply to the deductibility of capital losses.

Treatment as a Dividend.    If none of the Section 302 tests is satisfied with respect to a shareholder, the shareholder will be treated as having received a distribution in an amount equal to the amount of cash received by the shareholder pursuant to the tender offer (without reduction for the tax basis of the shares sold pursuant to the tender offer). Subject to the passive foreign investment company (‘‘PFIC’’) rules discussed below, the distribution will be taxable as a dividend to the extent of the portion of our available current year or accumulated ‘‘earnings and profits,’’ allocable to the tendered shares. For certain U.S. non-corporate taxpayers, dividend income is currently taxed for federal income tax purposes at the same reduced rate as net long-term capital gain. Any cash received in excess of the tendered shares’ allocable portion of Quanta’s available current year or accumulated earnings and profits will be treated first as a non-taxable return of capital causing a reduction in the shareholder’s adjusted tax basis of such shares, but not below zero and any amounts in excess of the basis in such tendered shares shall be taxable, as a capital gain. If our purchase of a shareholder’s shares pursuant to the tender offer is treated as the receipt by the shareholder of a dividend, the shareholder’s remaining adjusted tax basis in the shares sold in the tender offer (after taking into account the adjustments described above), if any, will be added to the tax basis of any shares in Quanta retained by such shareholder, if any, or certain other related parties.

Constructive Ownership of Stock for purposes of Application of the Section 302 Tests.    In determining whether any of the Section 302 tests is satisfied, a shareholder must take into account both shares actually owned by such shareholder and any shares of Quanta considered as owned by such shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code. Under these rules, a shareholder generally will be considered to own shares which the shareholder has the right to acquire by the exercise of an option or warrant or by conversion or exchange of a security. A shareholder generally will also be considered to own any shares that are owned (and, in some cases, constructively owned) by some members of the shareholder’s family and by some entities (such as corporations, partnerships, trusts and estates) in which the shareholder, a member of the shareholder’s family or a related entity has an interest.

Section 302 Tests.    One of the following tests must be satisfied with respect to a shareholder in order for our purchase of shares from such shareholder pursuant to the tender offer to be treated as a sale or exchange for U.S. federal income tax purposes:

•	Complete Termination. A sale of shares pursuant to the tender offer will result in a ‘‘complete termination’’ of a shareholder’s interest in Quanta if, pursuant to the tender offer, either (i) we purchase all of the shares actually and constructively owned by the shareholder, or (ii) we purchase all of the shares actually owned by the shareholder and, with respect to constructively owned shares, the shareholder is eligible to waive (and effectively waives) constructive ownership of all such shares under procedures described in Section 302(c) of the Code. Shareholders in this position should consult their tax advisors as to the availability of, and procedures and conditions for electing, this waiver.

•	Substantially Disproportionate. The sale of shares pursuant to the tender offer will be ‘‘substantially disproportionate’’ with respect to a shareholder if, among other things, after the sale pursuant to the tender offer (treating as not outstanding all shares purchased pursuant to the tender offer), the shareholder’s actual and constructive percentage ownership of voting shares (and common shares) is less than 80% of the shareholder’s actual and constructive percentage ownership of voting shares (and common shares) before the purchase of shares pursuant to the tender offer (treating as outstanding all shares purchased pursuant to the tender offer) and the shareholder owns less than 50 percent of the total combined voting power of all classes of stock immediately after the sale.

•	Not Essentially Equivalent to a Dividend. In order for the sale of shares by a shareholder pursuant to the tender offer to qualify as ‘‘not essentially equivalent to a dividend’’ the shareholder must experience a ‘‘meaningful reduction’’ in his proportionate interest in Quanta as a result of the sale, taking into account the constructive ownership rules. Whether the sale by a shareholder pursuant to the tender offer will result in a ‘‘meaningful reduction’’ of the shareholder’s proportionate interest will depend on the shareholder’s particular facts and circumstances. The Internal Revenue Service (‘‘IRS’’) has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder (for example, less than 1%) in a publicly held corporation who exercises no control over corporate affairs may constitute a ‘‘meaningful reduction.’’ Shareholders should consult their own tax advisors regarding the application of this test to their particular circumstances.

Shareholders who tender all of the shares actually owned by them in the tender offer, but who are subject to the constructive ownership rules, or who acquire additional shares contemporaneously with the tender offer, should consider the effect of these rules and these acquisitions in determining whether they will meet the Section 302 tests. Each shareholder is urged to consult his or her own tax advisor as to the application of the Section 302 tests to his or her particular circumstances.

Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes ‘‘passive income’’ or (2) 50% or more of its assets produce passive income or are held for the production of passive income. For these purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Quanta expects for purposes of the PFIC rules that its U.S. and non-U.S. licensed insurance company subsidiaries will be considered predominantly engaged in the active conduct of an insurance business, and that they are unlikely to be considered to have financial reserves in excess of the reasonable needs of their insurance business.

The PFIC statutory provisions also contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received ‘‘directly its proportionate share of the income ’’ and as if it ‘‘held its proportionate share of the assets ’’ of any other corporation in which it owns at least 25% by value of the shares. While no explicit guidance is provided by the statutory language, under this look-through rule, we believe that Quanta should be deemed to directly own the assets and to directly receive the income (characterized as non-passive income) of its U.S. and non-U.S. licensed insurance company subsidiaries for purposes of determining whether it qualifies for the insurance exception and, consequently, that Quanta should not be treated as a PFIC for U.S. federal income tax purposes. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of the PFIC provision. No assurance can be given that the IRS would not challenge this position or that a court would not sustain such challenge.

If Quanta were characterized as a PFIC during a given year, a U.S. Person owning shares would be subject to a penalty tax at the time of the sale of such shares at a gain (including gain deemed recognized if the shares are used as security for a loan), or upon receipt of an ‘‘excess distribution’’ with respect to its shares, unless such shareholder made a ‘‘qualified electing fund election’’ or ‘‘mark-to-market’’ election. In general, a shareholder receives an ‘‘excess distribution’’ if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the gain or excess distribution received in a year must be allocated ratably to each day that the U.S. Holder held our shares. A U.S. Holder must include amounts allocated to the year of receipt, as well as amounts allocated to taxable years prior to the first year in which we were a PFIC, in its gross income as ordinary income for that year. All amounts allocated to prior years of the U.S. Holder would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The U.S. Holder also would be liable for interest on the deferred tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year.

Shareholders should consult their tax advisor as to the effects of the PFIC rules to them. We do not intend to seek an opinion of legal counsel as to whether or not Quanta is a PFIC for any year.

Other.    Except as discussed below with respect to backup withholding, amounts paid to redeeming shareholders will not be subject to U.S. withholding tax.

Information Reporting.    Information statements will be provided to shareholders whose shares are purchased by us and to the IRS, reporting the payment of the total purchase price (except with respect to shareholders that are exempt from the information reporting rules, such as corporations).

Each shareholder is urged to consult his or her own tax advisor to determine the particular tax consequences to him or her (including the applicability and effect of the constructive ownership rules and estate and gift taxes, foreign, state and local tax laws and possible tax law changes) of the sale of shares pursuant to the tender offer.

SOURCE AND AMOUNT OF FUNDS

Assuming that Purchaser purchases all of the Preferred Shares in the tender offer, the total funding required by Purchaser to purchase such shares will be approximately $69,806,288, including fees and other expenses. Purchaser received the required funds to purchase the Preferred Shares as a capital contribution from Quanta. Quanta obtained the funds through a dividend from its wholly-owned subsidiary, Quanta Reinsurance Ltd.

Because the only consideration in the tender offer is cash and the tender offer is being made for all Preferred Shares, and in view of the absence of a financing condition and the amount of consideration payable in relation to the financial capacity of Purchaser, Purchaser believes that the financial condition of Purchaser is not material to a decision by a holder whether to sell, tender or hold Preferred Shares.

FEES AND EXPENSES

Dealer-manager/Co-solicitation Agent Fees.    Friedman, Billings, Ramsey & Co., Inc. will act as dealer-manager for Purchaser and Quanta in connection with the tender offer and as co-solicitation agent for Quanta in connection with the proxy solicitation. Quanta has paid FBR an initial fee of $150,000, and is paying a monthly retainer in the amount of $75,000 per month. Upon the closing of the tender offer, Quanta will pay FBR a success fee of $1,000,000 if more than 50% of the Preferred Shares are tendered in the tender offer. If 90% of the Preferred Shares are tendered in the Tender Offer, Quanta will pay FBR an additional fee of $500,000. If FBR only earns the success fee, neither the initial fee nor the retainer fees are creditable against the success fee. If FBR earns the success fee and the additional fee, half of the initial fee and half of the retainer fees are creditable against the success fee. Quanta will also reimburse FBR for all reasonable travel, legal, accounting and other out-of-pocket expenses incurred in performing the services under the agreement.

Purchaser and Quanta have also agreed to indemnify the dealer-manager/co-solicitation agent against certain liabilities, including certain liabilities under the federal securities laws, in connection with the tender offer and the proxy solicitation. The dealer-manager/co-solicitation agent has rendered, is currently rendering and may in the future render various investment banking services to Purchaser and Quanta. The dealer-manager/co-solicitation agent has received, and will continue to receive, customary compensation from Purchaser and Quanta for such services.

Purchaser and Quanta have retained The Bank of New York as depositary and Georgeson Inc. as information agent in connection with the tender offer and as co-solicitation agent for the proxy solicitation. Purchaser and Quanta have agreed to pay the depositary a fee of $15,000, plus any additional fees for printing, processing of soliciting dealer fees and extensions of the tender offer, for its services and reimburse the depositary agent for reasonable out-of-pocket expenses. Purchaser and Quanta have agreed to pay the information/co-solicitation agent a fee of $15,000, plus any out-of-pocket expenses. The depositary has not been retained to make solicitations or recommendations in connection with the tender offer and the proxy solicitation.

Additional fees and expenses that we expect to incur and pay in connection with the tender offer, the proxy solicitation and the special general meeting include:

Legal Fees	$450,000
Printing	50,000
Filing Fee	2,066
Miscellaneous	10,000
Total	$512,066

REGULATORY REQUIREMENTS

Neither Purchaser nor Quanta is aware of any licenses or regulatory requirement that would be material to their businesses that might be adversely affected by Purchaser’s purchase of Preferred Shares in the tender offer or Quanta’s solicitation of proxies for the proposed amendment to Quanta’s Certificate of Designation, or of any filings, approvals or other action by or with any domestic or foreign government or governmental, administrative or regulatory authority or agency that would be required prior to Purchaser’s purchase of the Preferred Shares in the tender offer or Quanta’s solicitation of proxies for the proposed amendment. If any such approval or other action is needed, Purchaser or Quanta may not be able to obtain such approval or other action at all or without substantial conditions, and the failure to obtain any such approval or other action might result in adverse consequences to the business of Purchaser or Quanta. Purchaser’s obligation to purchase and pay for shares in the tender offer is subject to certain conditions, which may be applicable under these circumstances. See ‘‘Terms of the Tender Offer—Conditions of the Tender Offer.’’

Pursuant to a general permission issued by the Bermuda Monetary Authority in 2005, general permission was granted to Quanta for the issuance and subsequent transfer of any securities of Quanta from and/or to persons who are non-residents of Bermuda for the purposes of the Bermuda Exchange Control Act 1972, provided its shares are listed on an appointed stock exchange, which includes Nasdaq. Purchaser is regarded as non-resident for these purposes.

CERTAIN INFORMATION REGARDING QUANTA AND PURCHASER

Quanta was incorporated on May 23, 2003 as a Bermuda holding company formed to provide specialty lines insurance, reinsurance, risk assessment and risk technical services on a global basis through its affiliated companies. Quanta participates in the A.M. Best ’’A’’ rated Lloyd’s market through Syndicate 4000. Quanta is now conducting a self-managed run-off of its remaining insurance and reinsurance businesses. The mailing address of Quanta’s principal executive offices is 1 Victoria Street, Second Floor, Hamilton HM 11, Bermuda, and its telephone number is (441) 294-6350.

Purchaser was incorporated on May 28, 2007, as a Bermuda holding company formed to carry out the transactions contemplated in the tender offer. Purchaser is a wholly owned subsidiary of Quanta. The mailing address of Purchaser’s principal executive offices is 1 Victoria Street, Second Floor, Hamilton HM 11, Bermuda, and its telephone number is (441) 294-6350.

FINANCIAL INFORMATION

Set forth below is certain summary historical consolidated financial information relating to Quanta and its subsidiaries which has been extracted or derived from the audited financial statements as of December 31, 2005 and 2006, including the notes thereto, contained in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the unaudited financial information for the three month periods ended March 31, 2006 and 2007, including the notes thereto, included in Quanta’s Quarterly report on Form 10-Q for the quarterly period ended March 31, 2007. This data should be read in conjunction with the audited consolidated financial statements and other financial information contained in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the unaudited consolidated interim financial information contained in Quanta’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, including the notes thereto. More comprehensive financial information is included in such reports (including management’s discussion and analysis of financial condition and results of operations) and other documents filed by Quanta with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. These documents are incorporated by reference into this Offer to Purchase and Proxy Statement. See ‘‘Where You Can Find More Information’’ below.

Summary Consolidated Financial Information

The following table sets forth summary historical consolidated financial data for Quanta as of and for the three months ended March 31, 2007 and 2006 and as of and for each of the years ended December 31, 2006 and 2005.

Unaudited Selected Financial Data

(Expressed in thousands of U.S. dollars except for share and per share amounts)

	Three months ended March 31, 2007	Three months ended March 31, 2006(2)	Year ended December 31, 2006(2)	Year ended December 31, 2005(2)
Selected Income Statement Data
Revenues:
Net premiums earned	$25,637	$79,568	$225,299	$364,075
Total revenues	$41,135	$84,436	$258,483	$401,165
Expenses:
Net losses and loss expenses	$14,295	$54,492	$156,121	$324,249
General and administrative expenses, depreciation of fixed assets and amortization and impairment of intangibles	$15,645	$29,452	$105,005	$112,608
Total expenses	$36,532	$99,972	$309,124	$510,646
Income (loss) from continuing operations before income taxes	$4,603	$(15,536)	$(50,641)	$(109,481)
Net (loss) income from discontinued operations	$—	$342	$(12,249)	$3,761
Net income (loss)	$4,628	$(15,219)	$(62,904)	$(105,952)
Dividends on preferred shares	$—	$1,916	$1,916	$—
Net income (loss) to common shareholders	$4,628	$(17,135)	$(64,820)	$(105,952)
Weighted average common share and common share equivalents outstanding basic and diluted	70,008,185	69,946,861	69,971,646	57,205,342
Income (loss) from continuing operations per common share basic and diluted(1)	$0.06	$(0.22)	$(0.75)	$(1.92)
(Loss) income from discontinued operations per common share basic and diluted(1)	$—	$—	$(0.19)	$0.07
Income from disposal of discontinued operations per common share basic and diluted(1)	$—	$—	$0.01	$—
Net gain (loss) per common share basic and diluted(1)	$0.06	$(0.22)	$(0.93)	$(1.85)

	March 31, 2007	December 31, 2006	December 31, 2005
Summary Balance Sheet Data
Total assets	$1,282,598	$1,329,226	$1,552,091
Reserve for losses and loss expenses	$603,494	$623,618	$533,983
Unearned premiums	$104,122	$119,197	$336,550
Deposit liabilities	$37,784	$37,014	$51,509
Junior subordinated debentures	$61,857	$61,857	$61,857
Total liabilities	$874,717	$925,892	$1,096,089
Mandatorily redeemable preferred shares	$74,998	$74,998	$71,838
Total shareholders’ equity	$332,883	$328,336	$384,164

(1)	Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. All potentially dilutive securities including stock options and warrants are excluded from the basic earnings per share computation. In calculating diluted earnings per share, the weighted average number of shares outstanding for the period is increased to include all potentially dilutive securities using the treasury stock method. Any common stock equivalent shares are excluded from the computation if their effect is antidilutive. Basic and diluted earnings per share are calculated by dividing income available to ordinary shareholders by the applicable weighted average number of shares outstanding during the year.

(2)	Includes the operations of Environmental Strategies Consulting LLC (‘‘ESC’’) from September 3, 2003, the date of acquisition. We accounted for the acquisition of ESC as a purchase. Following the disposal of ESC during the third quarter of 2006, ESC is now presented in the discontinued operations in the Income Statement. See Note 3 to our consolidated financial statements included in Quanta’s Form 10-K for the year ended December 31, 2006.

Book Value per Share

Quanta believes that Purchaser will not have an interest in the net book value and net earnings of Quanta because the Preferred Shares are not convertible into common shares and, unlike common shares, are limited in their returns to dividends and have a fixed, specified liquidation preference and redemption prices.

Unaudited Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

	Three months ended March 31, 2007	Three months ended March 31, 2006(2)	Year ended December 31, 2006(2)	Year ended December 31, 2005(2)
Earnings:
Income (loss) from continuing operations before taxes	$4,603	$(15,536)	$(50,641)	$(109,481)
Fixed Charges and Preferred Dividends:
Assumed interest component of rent expense(1)	280	488	1,787	1,774
Interest expense	1,393	1,262	5,458	4,165
Amortization of trust preferred securities placement costs	15	15	60	58
Amortization of credit facility fees	74	108	391	363
Fixed charges	1,762	1,873	7,696	6,360
Assumed 10.25% dividend on Preferred Shares	2,005	2,005	8,022	7,688
Total fixed charges and preferred dividends	$3,767	$3,878	$15,718	$14,048
Ratio of Earnings to Fixed Charges	2.61	n/a(2)	n/a(2)	n/a(2)
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	1.22	n/a(3)	n/a(3)	n/a(3)

(1)	One-third of rental expenses is assumed to be representative of the interest factor.
(2)	Earnings were inadequate to cover fixed charges on a historical basis by $17.4 million, $58.3 million and $115.8 million for the three months ended March 31, 2006 and years ended December 31, 2006 and 2005, respectively.
(3)	For the purpose of this calculation, we have assumed that the Preferred Shares have been outstanding since our formation in 2003. Estimated preferred dividends are calculated as the amount of after-tax earnings required to pay such dividends with a yield of 10.25% on the issued Preferred Shares. Earnings were inadequate to cover fixed charges and preferred dividends on a pro forma basis by $19.4 million, $66.4 million and $123.5 million for the three months ended March 31, 2006 and years ended December 31, 2006 and 2005, respectively.

Pro Forma Information

The following unaudited pro forma condensed balance sheets of Quanta as of March 31, 2007 and unaudited pro forma condensed statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 have been presented to give effect to the tender offer and the purchase of all of the Preferred Shares and their subsequent cancellation and have been adjusted for certain costs and expenses to be incurred as a result of the purchase and cancellation of the Preferred Shares pursuant to this Offer to Purchase and Proxy Statement. The pro forma condensed statements of operations are presented as if the tender offer had been completed on January 1, 2006. The summary unaudited pro forma financial information for the year ended December 31, 2006 and the three months ended March 31, 2007 should be read in conjunction with the summary historical consolidated financial information included in this document. The unaudited pro forma condensed statement of operations data and balance sheet data are not necessarily indicative of the financial position or results of operations that would have been obtained had the tender offer been completed as of the dates indicated or that may be attained in the future.

The unaudited pro forma condensed consolidated financial information is derived from historical consolidated financial statements of Quanta and is incorporated by reference into this document. The pro forma financial information has been prepared in accordance with U.S. GAAP assuming the redemption and cancellation of the Preferred Shares has occurred on January 1, 2006 for statement of operations and balance sheet purposes.

Unaudited Pro Forma Condensed Statement of Operations

	Historical January 1, 2006 to December 31, 2006	Adjustment for tender of preferred shares(1)	Adjustment for preferred dividend and investment income(2)(3)	Pro forma January 1, 2006 to December 31, 2006
Revenues:
Net premiums earned	$225,299	$—	$—	$225,299
Technical services revenues	3,331	—	—	3,331
Net investment income	45,934	—	(3,490)	42,444
Net realized losses on investments	(15,945)	—	—	(15,945)
Net foreign exchange losses	(3,790)	—	—	(3,790)
Other income	3,654	—	—	3,654
Total revenues	258,483	—	(3,490)	254,993
Expenses:
Net losses and loss expenses	156,121	—	—	156,121
Acquisition expenses	42,540	—	—	42,540
General and administrative expenses	100,006	—	—	100,006
Interest expense	5,458	—	—	5,458
Depreciation of fixed assets and amortization and impairment of intangibles assets	4,999	—	—	4,999
Total expenses	309,124	—	—	309,124
Loss from continuing operations before income taxes	(50,641)	—	(3,490)	(54,131)
Income tax expense	14	—	—	14
Net loss from continuing operations	(50,655)	—	(3,490)	(54,145)
Discontinued operations:
Loss from operations of discontinued operations	(12,953)	—	—	(12,953)
Income on disposal of discontinued operations	704	—	—	704
Net loss from discontinued operations	(12,249)	—	—	(12,249)
Net loss	(62,904)	—	(3,490)	(66,394)
Net gain on tendered mandatorily redeemed preferred shares	—	5,192	—	5,192
Dividends on preferred shares	(1,916)	—	1,916	—
Net (loss) income to common shareholders	$(64,820)	$5,192	$(1,574)	$(61,202)

Unaudited Pro Forma Condensed Statement of Operations

	Historical January 1, 2006 to December 31, 2006	Adjustment for tender of preferred shares(1)	Adjustment for preferred dividend and investment income(2)(3)	Pro forma January 1, 2006 to December 31, 2006
Weighted average common share and common share equivalents outstanding basic and diluted	69,971,646			69,971,646
Loss from continuing operations per common share basic and diluted	$(0.75)			$(0.70)
Loss from discontinued operations per common share basic and diluted	$(0.19)			$(0.19)
Income from disposal of discontinued operations per common share basic and diluted	$0.01			$0.01
Net loss per common share basic and diluted	$(0.93)			$(0.88)

	Historical January 1, 2007 to March 31, 2007	Adjustment for tender of preferred shares(1)	Adjustment for investment income(3)	Pro forma January 1, 2007 to March 31, 2007
Revenues:
Net premiums earned	$25,637	$—	$—	$25,637
Technical services revenues	492	—	—	492
Net investment income	11,805	—	(873)	10,932
Net realized gains on investments	1,886	—	—	1,886
Net foreign exchange gains	264	—	—	264
Other income	1,051	—	—	1,051
Total revenues	41,135	—	(873)	40,262
Expenses:
Net losses and loss expenses	14,295	—	—	14,295
Acquisition expenses	5,199	—	—	5,199
General and administrative expenses	14,968	—	—	14,968
Interest expense	1,393	—	—	1,393
Depreciation of fixed assets and amortization and impairment of intangibles assets	677	—	—	677
Total expenses	36,532	—	—	36,532
Loss from continuing operations before income taxes	4,603	—	(873)	3,730
Income tax expense	(25)	—	—	(25)
Net income to common shareholders	$4,628	$—	$(873)	$3,755
Weighted average common share and common share equivalents outstanding basic and diluted	70,008,185			70,008,185
Income per common share basic and diluted	$0.06			$0.05

Unaudited Pro Forma Condensed Balance Sheet

	Historical as at March 31, 2007	Adjustment for tender of preferred shares(1)	Adjustment for preferred dividend investment income(2)(3)	Pro forma as at March 31, 2007
Assets
Investments at fair value (amortized cost: March 31, 2007, $745,155)
Trading investments	$740,315	$(69,806)	$(4,363)	$666,146
Total investments at fair value	740,315	(69,806)	(4,363)	666,146
Cash and cash equivalents	84,415	—	1,916	86,331
Restricted cash and cash equivalents	120,073	—	—	120,073
Accrued investment income	5,197	—	—	5,197
Premiums receivable	40,802	—	—	40,802
Funds withheld by cedants	22,681	—	—	22,681
Losses and loss adjustment expenses recoverable	176,058	—	—	176,058
Other accounts receivable	670	—	—	670
Net receivable for investments sold	166	—	—	166
Deferred acquisition costs, net	14,745	—	—	14,745
Deferred reinsurance premiums	29,426	—	—	29,426
Software, property and equipment, net of accumulated depreciation of $7,611	476	—	—	476
Goodwill and other intangible assets	7,175	—	—	7,175
Other assets	40,399	—	—	40,399
Total assets	$1,282,598	$(69,806)	$(2,447)	$1,210,345
Liabilities
Reserve for losses and loss expenses	$603,494	$—	$—	$603,494
Unearned premiums	104,122	—	—	104,122
Environmental liabilities assumed	2,892	—	—	2,892
Reinsurance balances payable	32,005	—	—	32,005
Accounts payable and accrued expenses	27,852	—	—	27,852
Deposit liabilities	37,784	—	—	37,784
Deferred income and other liabilities	4,711	—	—	4,711
Junior subordinated debentures	61,857	—	—	61,857
Total liabilities	874,717	—	—	874,717
Mandatorily redeemable preferred shares
($0.01 par value; 25,000,000 shares authorized; 3,130,525 issued and outstanding at March 31, 2007)	74,998	(74,998)	—	—
Shareholders’ equity
Common shares ($0.01 par value; 200,000,000 shares authorized; 70,008,185 at March 31, 2007)	700	—	—	700
Additional paid-in capital	582,623	—	—	582,623
Accumulated deficit	(249,181)	5,192	(2,447)	(246,436)
Accumulated other comprehensive loss	(1,259)	—	—	(1,259)
Total shareholders’ equity	332,883	5,192	(2,447)	335,628
Total liabilities, redeemable preferred shares and shareholders’ equity	$1,282,598	$(69,806)	$(2,447)	$1,210,345

(1)	The adjustment for tendered Preferred Shares assumes that the Preferred Shares were redeemed at a price of $21.50 per share. The calculation of the net gain on tendered Preferred Shares of $5,191,550, is calculated as the difference between the gross proceeds of $67,306,287 and the issued price of $78,263,125, less capitalized offering costs of $3,265,288 and estimated costs in connection with the tender offer of $2,500,000. This adjustment assumes the Preferred Shares would have been redeemed using funds from our investment portfolio.

(2)	On March 15, 2006 the company paid a dividend on the Preferred Shares of $1,915,568. This adjustment assumes this dividend would not have been paid.
(3)	Reflects adjustment for the investment income that otherwise would not have been recognized had the Preferred Shares been redeemed on January 1, 2006 and is calculated as the product of investments assumed to have been used on redemption and an investment yield of 5.0%. The assumed investment yield is equal to our historical investment yield for the year ended December 31, 2006 and for the three months ended March 31, 2007.

WHERE YOU CAN FIND MORE INFORMATION

Quanta files annual, quarterly and special reports, proxy statements and other information with the SEC. Quanta has filed a statement relating to the tender offer and the proxy solicitation on Schedule 14A with the SEC. Quanta has also filed a statement relating to the tender offer on Schedule TO with the SEC. Because the tender offer is a ‘‘going-private’’ transaction with respect to the Preferred Shares, the Schedule TO filed also includes information required by Rule 13e-3 with respect to the tender offer. The Schedule 14A, Schedule TO and such reports and other information contain additional information about Quanta and Purchaser. You may read and copy any reports, statements or other information filed by Quanta at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of this and other public reference rooms. These filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: ‘‘http://www.sec.gov.’’

The SEC allows Quanta to ‘‘incorporate by reference’’ information into this document. This means that Quanta can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document.

Quanta incorporates by reference into this document the following documents it previously filed with the SEC under the Exchange Act:

•	Quanta’s Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

•	Quanta’s Current Reports on Form 8-K filed on January 26, 2007, January 31, 2007, March 5, 2007, April 12, 2007, May 15, 2007 and June 8, 2007.

Upon written request of a shareholder, Quanta will furnish, without charge, a copy of Quanta’s annual report. If you would like a copy of the annual report, please contact Quanta Capital Holdings Ltd., Cumberland House, 1 Victoria Street, Second Floor, Hamilton HM 11, Bermuda, Attn: Karen Barnett.    In addition, financial reports and recent filings with the SEC, are available on the Internet at www.sec.gov. Quanta information is also available on the Internet at www.quantaholdings.com. Information contained on the website is not part of this Offer to Purchase and Proxy Statement.

MISCELLANEOUS

The tender offer is not being made to, and Purchaser will not accept tenders from, owners of Preferred Shares in any jurisdiction in which the tender offer or its acceptance would not be in compliance with the laws of such jurisdiction. Purchaser is not aware of any jurisdiction where the making of the tender offer or the tender of Preferred Shares would not be in compliance with applicable law. If Purchaser becomes aware of any jurisdiction where the making of the tender offer, or the tender of Preferred Shares, is not in compliance with any applicable law, Purchaser will make a good faith effort to comply with such law. If, after such good faith effort, Purchaser cannot comply with such law, the tender offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of shares residing in such jurisdiction.

APPENDIX A

PROPOSED AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF 10.25% Series A Preferred Shares OF QUANTA CAPITAL HOLDINGS LTD.

CERTIFICATE OF DESIGNATION

OF

10.25% SERIES A PREFERRED SHARES

OF

QUANTA CAPITAL HOLDINGS LTD.

Quanta Capital Holdings Ltd. (the ‘‘Company’’) HEREBY CERTIFIES that, pursuant to resolutions of the pricing committee of the board of directors of the Company passed on 14 December 2005, the Company created its 10.25% Series A Preferred Shares, par value US$0.01 per share and that the designation, powers, preferences and rights and the qualifications, limitations and restrictions thereof are fixed as follows:

Section 1.    Designation.    There are hereby created from the authorised but unissued undesignated preferred shares of the Company 10.25% Series A Preferred Shares, par value US$0.01 per share (the ‘‘Series A Preferred Shares’’). Each Series A Preferred Share shall be identical in all respects to every other Series A Preferred Share, except as to the date from which dividends thereon shall accumulate, to the extent such date may differ as permitted by Section 4(a).

Section 2.    Number of Shares.    The authorised number of Series A Preferred Shares shall be 3,450,000. Any Series A Preferred Shares purchased or redeemed by the Company may be reissued as Series A Preferred Shares or may be reclassified and reissued by the Board in the same manner as any authorised but unissued undesignated preferred shares. Any unissued Series A Preferred Shares may be reclassified and issued by the Board in the same manner as any authorised but unissued undesignated preferred shares.

Section 3.    Definitions.    Words and expressions defined in the Bye-Laws shall, unless defined differently herein or unless the context otherwise requires, have the same meanings when used herein. The following terms shall have the following meanings when used herein:

(a)	‘‘Acceptance Notice’’ has the meaning specified in Section 7(e).

(b)	‘‘Additional Amounts’’ has the meaning specified in Section 6.

~~(c)~~	~~‘‘Additional Directors’’ has the meaning specified in Section 8(b).~~

(c)	~~(d)~~ ‘‘Business Day’’ means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City or Hamilton, Bermuda generally are authorised or obligated by law or executive order to close.

(d)	~~(e)~~ ‘‘Bye-Laws’’ means the bye-laws of the Company, as they may be amended or replaced from time to time.

(e)	~~(f)~~ ‘‘Certificate of Designation’’ means this certificate of designation relating to Series A Preferred Shares, as it may be amended from time to time.

(f)	~~(g)~~ ‘‘change in tax law’’ has the meaning specified in Section 7(b).

(g)	~~(h)~~ ‘‘Change of Control’’ means any of:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any person or group (as such term is used in section 13(d)(3) of the Exchange Act);

(2)	the adoption of a scheme of arrangement the consummation of which would result in the liquidation or dissolution of the Company;

(3)	the acquisition, directly or indirectly, by any person or group (as such term is used in section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Company’s Voting Shares;

(4)	the consummation of any amalgamation, merger or consolidation to which the Company is a party the result of which is that, immediately after such transaction, the holders of all of the Company’s issued Voting Shares immediately prior to such transaction hold 50% or less of the aggregate voting power of the Voting Shares of the person surviving such transaction; or

(5)	during any period of two consecutive years, individuals ~~(other than Additional Directors)~~ who at the beginning of such period comprised the Board (together with any new Directors whose election by the Board or whose nomination for election by shareholders was approved by a vote of a majority of the Directors ~~(other than Additional Directors)~~ then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office ~~(other than Additional Directors)~~.

(h)	~~(i)~~ ‘‘Change of Control Notice’’ has the meaning specified in Section 7(e).

(i)	~~(j)~~ ‘‘Change of Control Redemption Date’’ means the date specified in a Change of Control Notice that is not more than 30 calendar days after the date the Company mails the Change of Control Notice to holders of Series A Preferred Shares, provided that if the thirtieth calendar day after the date the Company mails the Change of Control Notice is not a Business Day, the Change of Control Redemption Date specified in the Change of Control Notice shall not be later than the next succeeding Business Day.

(j)	~~(k)~~ ‘‘Commission’’ means the Securities and Exchange Commission.

(k)	~~(l)~~ ‘‘Depositary’’ means The Depository Trust Company or any other depositary through whom Series A Preferred Shares or any depositary shares representing interests in the Series A Preferred Shares are issued in book-entry form.

(l)	~~(m)~~ ‘‘Dividend Payment Date’’ has the meaning specified in Section 4(a).

(m)	~~(n)~~ ‘‘Dividend Period’’ has the meaning specified in Section 4(a).

(n)	~~(o)~~ ‘‘First Issue Date’’ means the first date on which Series A Preferred Shares are issued by the Company.

(o)	~~(p)~~ ‘‘Junior Stock’’ means the Common Shares and any other class or series of shares of the Company that ranks junior to the Series A Preferred Share either as to the payment of dividends or as to the distribution of assets on any liquidation, dissolution or winding-up of the Company.

(p)	~~(q)~~ ‘‘Liquidation Preference’’ has the meaning specified in Section 5(a).

(q)	~~(r)~~ ‘‘Parity Liquidation Preferences’’ has the meaning specified in Section 5(b).

(r)	~~(s)~~ ‘‘Parity Stock’’ means any class or series of shares of the Company that ranks equally with the Series A Preferred Shares in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Company.

(s)	~~(t)~~ ‘‘Record Date’’ has the meaning specified in Section 4(a).

~~(u)~~	~~‘‘Representation Right’’ has the meaning specified in Section 8(b).~~

(t)	~~(v)~~ ‘‘Series A Preferred Shares’’ has the meaning specified in Section 1.

(u)	~~(w)~~ ‘‘set aside for payment’’ means the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board, the allocation of the funds to be so paid on any class or series of the

Company’s shares, save that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then ‘‘set aside for payment’’ means placing such funds in a separate account or delivering such funds to such disbursing, paying or other similar agent.

(v)	~~(x)~~ ‘‘$’’ means United States dollars (USD).

(w)	~~(y)~~ ‘‘Taxes’’ means any taxes, fees duties, assessments or governmental charges of whatever nature.

(x)	~~(z)~~ ‘‘taxing jurisdiction’’ has the meaning specified in Section 6.

Section 4.    Dividends.

(a)	Rate and Payment Dates. Holders of Series A Preferred Shares shall be entitled to receive, only when, as and if declared by the Board, out of funds legally available for the payment of dividends under Bermuda law, a non-cumulative cash dividend (together with any Additional Amounts thereon) from the date of issue, quarterly in arrear, on the 15th day of March, June, September and December in each year (each a ‘‘Dividend Payment Date’’), commencing on 15th March 2006 without accumulation of undeclared dividends. If the Company issues additional Series A Preferred Shares after the First Issue Date, to the extent declared, dividends thereon may accumulate from the First Issue Date or from such other date as the Board may specify in relation to such issue at the time such additional Series A Preferred Shares are issued.

A dividend period (a ‘‘Dividend Period’’) shall be the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date, except that the initial Dividend Period shall commence on and include the date of issue of the Series A Preferred Shares and shall end on 14th March 2006. Dividends payable on the Series A Preferred Shares shall be computed on the basis of a 360 day year consisting of twelve 30 day months. If any Dividend Payment Date is not a Business Day, then the date on which the dividend for the relevant Dividend Period shall be payable shall be the next succeeding Business Day, and no additional dividend shall accumulate on the amount so payable from such Dividend Payment Date to such next succeeding Business Day.

To the extent declared, dividends shall accumulate with respect to each Dividend Period in an amount per share equal to 10.25 percent per annum of the Liquidation Preference (equivalent to $2.5625 per share per annum)

A dividend payable on Series A Preferred Shares on any Dividend Payment Date shall be paid (together with any Additional Amounts thereon) to the holders of the Series A Preferred Shares as they appear in the Register of Members on last calendar day of the month preceding such Dividend Payment Date or on such other record date as may be fixed by the Board that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (the ‘‘Record Date’’).

Dividends on the Series A Preferred Shares shall be non-cumulative and accordingly, if the Board does not declare a dividend for any Dividend Period, holders of the Series A Preferred Shares shall not be entitled to receive a dividend for such Dividend Period and such undeclared dividend shall not accumulate or be payable. The Company shall have no obligation to pay a dividend on Series A Preferred Shares for a Dividend Period after the Dividend Payment Date for such period if the Board has not declared such dividend before the relevant Dividend Payment Date, whether or not dividends are declared on Series A Preferred Shares for any subsequent Dividend Period.

Holders of Series A Preferred Shares shall not be entitled to any dividends or other distributions on their Series A Preferred Shares other than dividends payable in accordance with this Section 4.

(b)	Priority of Dividends. Unless the dividends (together with any Additional Amounts thereon) for the latest completed Dividend Period on all the issued Series A Preferred Shares and Parity Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside for payment: (1) no dividend or other distribution shall be paid or declared on the Common Shares or any other Junior Stock, other than a dividend or distribution payable solely in Common Shares or other Junior Stock; and (2) no Common Shares or other Junior Stock shall be purchased or redeemed for consideration by the Company, whether directly or indirectly, other than through the use of the proceeds of a substantially contemporaneous issue of Junior Stock or pursuant to the unilateral repurchase rights permitted by the Bye-Laws in effect on the First Issue Date or as a result of a reclassification of Junior Stock for or into other Junior Stock or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock.

When dividends on the Series A Preferred Shares and dividends on any Parity Stock have not been paid (or the funds therefor have not been set aside for payment) in full on any Dividend Payment Date, all dividends which have been declared but remain unpaid shall be payable pro rata according to the amounts of dividends declared but unpaid on the Series A Preferred Shares and the amounts of dividends declared but unpaid on the Parity Stock on such Dividend Payment Date. If any Parity Stock has dividend payment dates different from the Dividend Payment Dates applicable to the Series A Preferred Shares, the date for ascertaining the amounts of dividends declared but unpaid on that Parity Stock shall be its dividend payment date falling within the Dividend Period to which the relevant Dividend Payment Date for the Series A Preferred Shares relates.

(c)	Restrictions on Payment of Dividends. The Company may not declare or pay a dividend on the Series A Preferred Shares if there are reasonable grounds for believing that the Company is, or would after the payment be, unable to pay its liabilities as they become due, or if the realisable value of the Company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Section 5.    Liquidation Rights.

(a)	Voluntary or Involuntary Liquidation. On any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Series A Preferred Shares shall be entitled to receive out of the Company’s assets available for distribution to shareholders, a liquidation preference in the amount of $25 per share (a ‘‘Liquidation Preference’’) plus declared but unpaid dividends and any Additional Amounts, before any distribution of assets is made to holders of Common Shares or other Junior Stock. Holders of Series A Preferred Shares shall not be entitled to any other amounts from the Company in respect of their Series A Preferred Shares after they have received their full Liquidation Preference plus declared but unpaid dividends and any Additional Amounts.

(b)	Partial Payment. If the Company’s assets are not sufficient to pay in full all Liquidation Preferences on the Series A Preferred Shares and all liquidation preferences on any Parity Stock (‘‘Parity Liquidation Preferences’’), the amounts paid to the holders of Series A Preferred Shares and the holders of such Parity Stock will be paid pro rata according to the respective aggregate Liquidation Preferences or Parity Liquidation Preferences of such holders.

(c)	Residual Distributions. If all Liquidation Preferences, declared but unpaid dividends and Additional Amounts on Series A Preferred Shares and all Parity Liquidation Preferences, unpaid dividends and additional amounts (if any) on other Parity Stock have been paid in full to the holders thereof, the holders of the Company’s other shares shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

(d)	Merger, Consolidation and Sale of Assets Not Liquidation. For the purpose of this Section 5, a consolidation, amalgamation, merger, arrangement or reconstruction involving the Company or a sale or transfer of all or substantially all of the issued shares or property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

Section 6.    Taxes, etc.    All dividends declared and payable on the Series A Preferred Shares and all Liquidation Preferences shall be paid free and clear of and without withholding or deduction at source for or on account of any present or future Taxes imposed or levied by or on behalf of the government of Bermuda or any other jurisdiction in which the Company is organised or any political subdivision thereof (a ‘‘taxing jurisdiction’’) or any taxing authority thereof or therein, unless such Taxes are required to be withheld or deducted by the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any taxing authority thereof or therein or by an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a ruling or determination by a court of competent jurisdiction or by a taxing authority in the relevant taxing jurisdiction).

If a withholding or deduction at source is required, the Company shall, save as specified below, pay to holders of the Series A Preferred Shares such additional amounts (‘‘Additional Amounts’’) by way of dividend as may be necessary to ensure that every net payment made to such holders, after the withholding or deduction in question, shall be not less than the amount which would have been paid had there been no such withholding or deduction.

No Additional Amounts shall be paid by the Company for or on account of:

(a)	any Taxes that would not have been imposed but for the fact that a holder of Series A Preferred Shares was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series A Preferred Shares or any Series A Preferred Shares presented for payment more than 30 days after the Relevant Date. The ‘‘Relevant Date’’ means, in respect of the payment of any dividend or Liquidation Preference, the date on which such dividend or Liquidation Preference first becomes due and payable, but if the full amount of the moneys payable has not been received by the relevant disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of Series A Preferred Shares, notice to that effect has been duly given to such holders;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar Taxes or any Taxes that are payable otherwise than by withholding or deduction from the payment of the Liquidation Preference;

(c)	any Taxes that are imposed or withheld by reason of the failure by a holder of Series A Preferred Shares to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such Taxes;

(d)	any withholding or deduction required to be made by the EU Savings Tax Directive (Council Directive 2003/48/EC) of 3rd June 2003 or any law implementing or complying with, or introduced in order to conform to, such directive; or

(e)	any combination of items (a), (b), (c) and (d).

In addition, no Additional Amounts shall be paid on any payment to a holder of Series A Preferred Shares which is a trust, partnership, limited liability company or other pass-through entity if such payment is required by the laws of the relevant taxing jurisdiction or any taxing authority thereof or therein to be included in the income for tax purposes of a beneficiary or settlor of such trust, a partner in such partnership, a member of such limited liability company or a beneficial owner of such other pass-through entity to the extent that such beneficiary, settlor, partner, member or beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the Series A Preferred Shares.

Section 7.    Redemption.

(a)	Optional Redemption. The Series A Preferred Shares shall not be redeemable by the Company prior to 15th December 2010, other than as provided in Section 7(b). On and after 15th

December 2010, the Series A Preferred Shares shall be redeemable at the Company’s option, in whole or in part, on notice given as provided in Section 7(c), at the relevant redemption price per Series A Preferred Share, plus all declared but unpaid dividends and any Additional Amounts to the date of redemption. The relevant redemption price per Series A Preferred Share shall be determined by reference to the date on which the Series A Preferred Shares are redeemed in accordance with the following table:

Redemption date falling within the period	Redemption price per share
15th December 2010 to 14th December 2011	$28.00
15th December 2011 to 14th December 2012	$27.40
15th December 2012 to 14th December 2013	$26.80
15th December 2013 to 14th December 2014	$26.20
15th December 2014 to 14th December 2015	$25.60
15th December 2015 and thereafter	$25.00

(b)	Tax Redemption. If:

(1)	there is a change in tax law which, in the opinion of counsel experienced in such matters, would require the Company or any successor, surviving or amalgamated company or corporation to pay any Additional Amounts and the payment of those Additional Amounts could not be avoided by the use of any reasonable measures available to the Company or any such successor, surviving or amalgamated company or corporation; or

(2)	the entity formed by a consolidation, merger or amalgamation involving the Company or to which the Company conveys, transfers or leases substantially all of its properties and assets is required to pay Additional Amounts in respect of any Taxes imposed on any holder of Series A Preferred Shares as a result of any change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease and the payment of those Additional Amounts could not be avoided by the use of any reasonable measures available to the Company or any such successor, surviving or amalgamated company or corporation the Company shall have the option by prior written notice to the relevant holders, in such form and given in such manner as to be in accordance with Section 7(c), to redeem all of the issued Series A Preferred Shares for cash at a redemption price of $25 per share, plus all declared but unpaid dividends and any Additional Amounts to the date of redemption.

For the purpose of this Section 7(b) a ‘‘change in tax law’’ means (i) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction or authority, (ii) a change in the official application or interpretation of those laws, regulations or rulings, or (iii) any execution of or amendment to any treaty affecting Taxes to which any relevant taxing jurisdiction or authority is a party after the First Issue Date. For the purpose of this Section 7(b), relevant taxing jurisdictions or authorities are (x) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (y) any jurisdiction from or through which the Company or its disbursing agent is making payments on the Series A Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (z) any other jurisdiction in which the Company or a successor, surviving or amalgamated company or corporation is organised or generally subject to Taxes or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

(c)	Notice of Redemption. Notice of every redemption by the Company of Series A Preferred Shares shall be given by first class mail, to the holders of record of the Series A Preferred Shares to be redeemed, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. Notwithstanding the foregoing, if the Series A Preferred Shares or any depositary shares representing interests in the Series A Preferred Shares are issued in book-entry form through a Depositary, notice of redemption may be given to the holders of Series A Preferred Shares at such time and in any manner permitted by the Depositary. Each such notice given by the Company to a holder shall state: (1) the redemption date; (2) the number of Series A

Preferred Shares to be redeemed and, if less than all of the Series A Preferred Shares held by such holder are to be redeemed, the number of such Series A Preferred Shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such Series A Preferred Shares are to be surrendered for payment of the redemption price.

(d)	Partial Redemption. In case of any redemption by the Company of only part of the Series A Preferred Shares in issue at the time, the Series A Preferred Shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable between holders of Series A Preferred Shares.

(e)	Redemption on a Change of Control. If a Change of Control occurs, holders of Series A Preferred Shares shall have the right, subject to funds being legally available for the purpose and to the Bye-Laws and memorandum of association of the Company, to require the Company to redeem any or all of their Series A Preferred Shares for cash at a redemption price of $25.25 per share plus all declared but unpaid dividends and any Additional Amounts to the Change of Control Redemption Date, unless such Change of Control Redemption Date falls after a Record Date and on or prior to the corresponding Dividend Payment Date, in which case the Company shall pay only the redemption price of $25.25 per share plus any Additional Amounts thereon on the Change of Control Redemption Date and the Company shall pay the full amount of any accumulated but unpaid dividend and any Additional Amounts thereon on the relevant Dividend Payment Date to the holders of record of Series A Preferred Shares at the close of business on the corresponding Record Date.

The Company shall, within 30 days after a Change of Control occurs, mail a notice (a ‘‘Change of Control Notice’’) to all holders of Series A Preferred Shares at their addresses shown in the Register of Members (and to beneficial owners if required by applicable law) and cause the Depositary to send a Change of Control Notice to its participants that own Series A Preferred Shares. A Change of Control Notice shall state, among other things: (1) the event causing a Change of Control; (2) the date of such Change of Control; (3) the last date on which the redemption right triggered by such Change of Control may be exercised; (4) the redemption price; (5) the Change of Control Redemption Date; (6) the name and address of the paying agent; and (7) the procedures that holders must follow to exercise their right of redemption.

To exercise the right of redemption under this Section 7(e), a holder of Series A preferred Shares shall deliver a written notice (an ‘‘Acceptance Notice’’) to the paying agent specified in the Change of Control Notice prior to the close of business on the Business Day immediately before the Change of Control Redemption Date stating: (1) if certificated Series A Preferred Shares have been issued, the certificate numbers of the Series A Preferred Shares to be redeemed, or if not, such information as may he required under applicable Depositary procedures; (2) the number of Series A Preferred Shares to be redeemed; and (3) that the Company is to redeem such Series A Preferred Shares pursuant to this Section 7(e) and subject to the Bye-Laws and the memorandum of association of the Company.

A holder who has given an Acceptance Notice may withdraw it by a written notice of withdrawal delivered to the paying agent specified in the Change of Control Notice prior to the close of business on the Business Day immediately before the Change of Control Redemption Date stating: (1) the number of the withdrawn Series A Preferred Shares; (2) if certificated Series A Preferred Shares have been issued, the certificate numbers of the Series A Preferred Shares withdrawn, or if not, such information as may be required under applicable Depositary procedures; and (3) the number, if any, of Series A Preferred Shares that remain subject to redemption pursuant to the Acceptance Notice.

A holder whose Series A Preferred Shares are to be redeemed must either effect book-entry transfer or deliver the certificate(s) for the Series A Preferred Shares to be redeemed, together with necessary endorsements, to the office of the paying agent specified in the Change of Control Notice to receive payment of the redemption price under this Section 7(e). Subject to the first paragraph of this Section 7(e), payment shall be made on the later of the Change of Control Redemption Date or the time of book-entry transfer or the delivery of the relevant share certificates.

(f)	Effectiveness of Redemption. If a notice of redemption has been duly given by the Company under Sections 7(a) or (b) and all funds necessary for the redemption have been set aside for payment by the Company for the benefit of the holders of any Series A Preferred Shares to be redeemed, then, on and after the relevant redemption date: (1) dividends shall cease to accumulate on all Series A Preferred Shares to be redeemed, and (2) all rights attaching to such Series A Preferred Shares shall forthwith on such redemption date cease and determine, except only the right of the holders thereof to receive the amount payable on such redemption (whether or not book-entry transfer of the Series A Preferred Shares to be redeemed has been made or whether or not the relevant share certificates have been delivered to the paying agent).

If an Acceptance Notice has been duly given by a holder of Series A Preferred Shares under Section 7(e) and not withdrawn and all funds necessary for the redemption have been set aside for payment by the Company for the benefit of the holders of any Series A Preferred Shares to be redeemed, then, immediately after the Change of Control Redemption Date: (1) dividends shall cease to accumulate on all Series A Preferred Shares to be redeemed, and (2) all rights attaching to such Series A Preferred Shares shall cease and determine, except only the right of the holders thereof to receive the amount payable on such redemption (whether or not book-entry transfer of the Series A Preferred Shares to be redeemed has been made or whether or not the relevant share certificates have been delivered to the paying agent).

(g)	No Sinking Fund. The Series A Preferred Shares shall not be subject to any sinking fund, retirement fund or purchase fund or other similar provisions.

(h)	Reduction of Share Capital. Any redemption of Series A Preferred Shares under this Section 7 shall not be taken as reducing the amount of the Company’s authorised share capital.

Section 8.    Voting Rights.

(a)	General. Except as provided below or by law, the holders of the Series A Preferred Shares shall not have any voting rights.

~~(b)~~	~~Right to Elect Two Directors on Non-payment. Whenever dividends payable on the Series A Preferred Shares or any class or series of Parity Stock have not been declared by the Board and paid in an aggregate amount equal to six full quarterly dividends (whether or not consecutive), the holders of the Series A Preferred Shares, together with the holders of each such class or series of Parity Stock, shall have the right (the ‘‘Representation Right’’), voting together as a single class regardless of class or series, to elect, by a vote of the holders of a majority of the issued Series A Preferred Shares and such Parity Stock, two Directors (‘‘Additional Directors’’) to the Board and to be represented by such Additional Directors, provided that the election of any such Directors shall not cause the Company to violate the corporate governance requirements of The Nasdaq Stock Market, Inc. (or any other exchange or quotation system on which the Company’s securities may be listed or quoted) that listed companies must have a majority of independent directors.~~

~~Whenever dividends on the Series A Preferred Shares and all Parity Stock in issue have been paid in full or sufficient funds have been set aside for payment for at least four Dividend Periods, whether or not consecutive, the Representation Right shall cease (but subject always to the same provision for the vesting of such right in the case of any future arrears in an aggregate amount equal to six full quarterly dividends whether or not consecutive), and the terms of office of the Additional Directors elected to the Board shall terminate. In determining whether dividends have been paid for four Dividend Periods in which the Representation Right has vested, the Company may take account of any dividend it elects to pay for a Dividend Period after the Dividend Payment Date for that Dividend Period has passed.~~

~~At any time when the Representation Right has vested in the holders of the Series A Preferred Shares and any Parity Stock as described in the first paragraph of this Section 8(b), such right~~

 ~~may be exercised initially either at a special meeting of the holders of the Series A Preferred Shares and such Parity Stock or at any annual general meeting of the Company, and thereafter at annual general meetings of the Company subject to the right of the holders of Series A Preferred Shares and such Parity Stock to fill a vacancy in accordance with the provisions below. At any time when the Representation Right has vested, the Company’s chairman or president shall, on the written request of the holders of record of not less than 10% of the Series A Preferred Shares and such Parity Stock (taken together) addressed to the Secretary, call a special general meeting of the holders of the Series A Preferred Shares and such Parity Stock for the purpose of electing Additional Directors. Such meeting shall be held on the earliest practicable date at such place as may be designated pursuant to the Bye-Laws (or if there is no such designation, at the Company’s registered office in Bermuda). Notwithstanding the foregoing, no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of the Company.~~

~~At any annual or special general meeting at which the holders of Series A Preferred Shares and any Parity Stock have the Representation Right, the presence, in person or by proxy, of the holders of more than 50% of the Series A Preferred Shares and such Parity Stock (taken together) shall constitute a quorum for the election of any Additional Director. At any such meeting or adjournment thereof the absence of such a quorum shall not prevent the election of Directors other than Additional Directors, and the absence of a quorum for the election of other Directors shall not prevent the election of Additional Directors.~~

~~During any period in which the Representation Right subsists, any vacancies in the Board shall be filled by the Directors by vote of a majority of the Board pursuant to the Bye-Laws. During such period, the Additional Directors shall continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders or (2) unless required by applicable law, rule or regulation to continue in office for a longer period, until termination of the Representation Right, if earlier. Immediately upon any termination of the Representation Right, the terms of office of the Additional Directors then in office shall terminate.~~

~~Following the initial election of Additional Directors and so long as such Representation Right continues, any vacancy in the office of Additional Director shall be filled by the written consent of the remaining Additional Director or, if none remains in office, by a vote of the holders of a majority of the Series A Preferred Shares and each such class or series of Parity Stock having the Representation Right, voting together as a single class regardless of class or series at a special general meeting of the Company, called as provided above for an initial election of Additional Directors after the Series A Preferred Shares and each such class or series of Parity Stock have the Representation Right as described above (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the Company, in which event such election shall be held at such next annual or special general meeting of the Company.~~

~~During any period in which the Representation Right subsists, any Additional Director may be removed without cause by a vote of the holders of a majority of the Series A Preferred Shares and each such class or series of Parity Stock having the Representation Right, voting together as a single class regardless of class or series at a special general meeting of the Company, called as provided above for an initial election of Additional Directors after the Series A Preferred Shares and each such class or series of Parity Stock have the Representation Right as described above (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the Company, in which event such election shall be held at such next annual or special general meeting of the Company.~~

(b)	~~(c)~~ Voting Rights. So long as any Series A Preferred Shares are in issue, in addition to any other vote or consent of shareholders required by law or by the Bye-Laws, the written consent of the holders of at least 75% of the Series A Preferred Shares in issue at the time or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the Series A Preferred Shares shall be required in order to vary the rights attaching to the Series A Preferred Shares or to adopt an amalgamation that varies the rights attaching to the Series A

Preferred Shares. Notwithstanding the foregoing, the Board may (a) cure any ambiguity or cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent, or (b) make any provision with respect to matters or questions arising with respect to the Series A Preferred Shares which is not inconsistent with the provisions of this Certificate of Designation without the approval of the holders of Series A Preferred Shares provided that any such action does not vary the special rights, preferences, privileges and voting powers of the Series A Preferred Shares taken as a whole.

For the purpose of this Section 8(~~c~~b), the creation or issue of any Junior Stock or Parity Stock or any shares of any class or series ranking senior to the Series A Preferred Shares as to the payment of dividends or as to the distribution of assets on any liquidation, dissolution or winding-up of the Company or the purchase or redemption of any of the Company’s shares shall not be deemed to vary the rights of the holders of Series A Preferred Shares.

The holders of the Series A Preferred Shares shall not be entitled to vote on any sale of all or substantially all of the assets of the Company.

For purpose of any vote by the holders of the Series A Preferred Shares pursuant to the foregoing provisions of this Section 8, each Series A Preferred Share shall confer on its holder one (1) vote per share, except that when any class or series of Parity Stock has the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such class or series of Parity Stock shall have one (1) vote per $25 of liquidation preference.

The foregoing voting provisions of this Section 8 shall not apply if, at or prior to the time when the act in respect of which such vote would otherwise be required is effected, all Series A Preferred Shares in issue have been redeemed or called for redemption on proper notice and sufficient funds have been set aside for payment by the Company for the benefit of the holders of Series A Preferred Shares to effect such redemption as set out in Section 7.

Section 9.    Restrictions on Voting and Transfers.

(a)	If and for so long as the number of issued Controlled Shares of any holder of Series A Preferred Shares would constitute more than nine and one half percent (9.5%) of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reduction in voting rights attaching to shares of other Persons as provided in this Section 9 or in the Bye-Laws), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the ‘‘Formula’’):

(T – C) ÷ (9.525 x C)

Where:	‘‘T’’ is the aggregate number of votes conferred by all the issued shares in the Company immediately prior to that application of the Formula with respect to such issued Controlled Shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any issued Controlled Shares pursuant to this Section 9 and the Bye-laws as at the same date; and

‘‘C’’ is the number of issued Controlled Shares attributable to such holder.

(b)	The Directors may, by notice in writing, require any holder of Series A Preferred Shares to provide, within not less than ten Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

(1)	the number of shares in the Company in which such holder is legally or beneficially interested;

(2)	the Persons who are beneficially interested in shares in the Company in respect of which such holder is the registered holder;

(3)	the relationship, association or affiliation of such holder with any other Member or Person whether by means of common control or ownership or otherwise; or

(4)	any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

(c)	If any holder of Series A Preferred Shares does not respond to any notice given pursuant to Section 9(b) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any shares registered in the name of such holder shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

(d)	The Formula shall be applied successively as many times as may be necessary to ensure that no Person shall be a 9.5% Shareholder at any time. For the purposes of determining the votes exercisable by holders of Series A preferred Shares as at any date, the Formula shall be applied to the shares of each such holder in declining order based on the respective numbers of total Controlled Shares attributable to each such holder. Thus, the Formula shall be applied first to the votes of shares held by the holder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the holder with the next largest number of total Controlled Shares. In each case, calculations shall be made on the basis of the aggregate number of votes conferred by the issued shares in the Company as of such date, as reduced by the application of the Formula to any issued shares of any Member with a larger number of total Controlled Shares as of such date.

(e)	Notwithstanding the provisions of Sections 9(a) and (b) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a 9.5% Shareholder at any time.

(f)	Sections 9(a) to (e) (inclusive) shall only be effective for and at such times when the Company shall have eleven (11) or more Members.

(g)	The Directors shall decline to register a transfer of Series A Preferred Shares if the Directors have reason to believe that the effect of such transfer would be that any Person would become or continue to be a 9.5% Shareholder or a United States 25% Shareholder.

(h)	The Directors may, in their absolute and unfettered discretion, decline to register the transfer of any Series A Preferred Shares if the Directors have reason to believe (1) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (PROVIDED, HOWEVER, that in this case (ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

Section 10.    No Pre-emption Rights.    No Series A Preferred Share shall have any right of pre-emption whatsoever in relation to any shares or other securities of the Company, or any warrants, rights or options issued or granted in respect thereof, regardless of how such shares or securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.    Conversion.    The Series A Preferred Shares shall not be convertible into or exchangeable for any other shares or other securities or property of the Company.

Section 12.    Other Rights.    The Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions other than as set out in this Certificate of Designation, the memorandum of association of the Company, the Bye-Laws or applicable law.

APPENDIX B

 Information Regarding THE Directors and executive Officers of Quanta and Purchaser

Directors and Executive Officers of Quanta

The following information sets forth the names and titles of our directors and executive officers, their present principal occupation and their business experience during the past five years. During the last five years, none of Quanta, Purchaser, or any of their directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the directors and officers listed below is a citizen of the United States, except for Jonathan J.R. Dodd, who is a citizen of the United Kingdom and John C. McKenna, who is a citizen of Canada. The business address of each director or officer listed below is c/o Quanta Capital Holdings Ltd., Cumberland House, 1 Victoria Street, Second Floor, Hamilton HM 11, Bermuda; and the business telephone number is (441) 294-6350.

James J. Ritchie, Executive Chairman of the Board.    Mr. Ritchie has served as a director since September 2003 and as non-executive Chairman of the Board from October 2005 to September 2006. On September 14, 2006, Mr. Ritchie was appointed as the Company’s Executive Chairman of the Board. Mr. Ritchie also serves as Chairman of Pembroke Joint Venture Co., an entity in which the Company holds a minority interest. This entity holds a majority interest in Pembroke Managing Agency Ltd. which manages Syndicate 4000 at Lloyd’s. Mr. Ritchie has over 28 years of experience in the insurance and financial services industries, particularly in the U.S. and international insurance and reinsurance industries. From September 2003 to August 2006 he served as a member of the board of directors and chairman of the audit committee of Ceres Group, Inc., which provides an array of health and life insurance products. Ceres Group, Inc. was a public company until its acquisition in August 2006. From February 2001 until May 2003, he served as managing director and chief financial officer of White Mountains Insurance Group, Ltd.’s OneBeacon Insurance Company and served as the group chief financial officer for White Mountains Insurance Group, Ltd. From December 2000 until February 2001, Mr. Ritchie was a consultant for White Mountains Insurance Group, Ltd. From 1986 until 2000, Mr. Ritchie held various positions with CIGNA Corporation including chief financial officer of the company’s international division and head of its internal audit division. Prior to Mr. Ritchie’s insurance career, from 1977 until 1986, he served in the audit group at Price Waterhouse, including as a senior audit manager. Mr. Ritchie is also a member of the board of directors and of the audit committee of KMG America Corporation, a public company engaged in life and health insurance risk assumption, third-party administration and medical management services. He is a Certified Public Accountant and participates in various industry groups, including Financial Executives International, the National Association of Corporate Directors, the American Institute of Certified Public Accountants.

Robert Lippincott III, Deputy Chairman.    Mr. Lippincott is currently the Principal Executive of C&L Advisors, LLC, which provides consulting services to the insurance and reinsurance industries. Mr. Lippincott served as our Interim Chief Executive Officer and President from November 21, 2005 until September 14, 2006 when he resigned from that position and was appointed Deputy Chairman. He has served as a director since March 2005 and prior to his appointment as our Interim Chief Executive Officer, he also served on our Audit Committee. Mr. Lippincott was the President of Lippincott Consulting Holding LLC, which provided consulting services to the insurance and reinsurance industries from January 2005 to November 2005. From April 2003 until December 2004, Mr. Lippincott served as Executive Vice President of Towers Perrin Reinsurance, a reinsurance intermediary. From October 1983 to March 2003, Mr. Lippincott served in a number of positions at the AXA group of insurance companies, most recently, from January 2001 to February 2003, as the Chairman, President and Chief Executive Officer of AXA Re Property and Casualty Insurance

Company. He was also the founder of the U.S. reinsurance operations of AXA Reinsurance Company. Prior to his employment with AXA, Mr. Lippincott served in various positions at Tokyo Reinsurance Company, MONY Reinsurance Company, INA Reinsurance Company and Aetna Casualty and Surety Company. Mr. Lippincott currently serves as a director of privately held AXA Art Insurance Company where he is a member of the compensation committee. He was also the former president and director of the Independent Reinsurance Underwriters Association of America.

Roland C. Baker, Director.    Mr. Baker has served as a director since February 2006. He has more than 35 years experience in the insurance industry. He served as President of First Penn-Pacific Life Insurance Company, a member of the Lincoln Financial Group, from 1995 until his retirement in 2001. Since his retirement in 2001, Mr. Baker has served as a consultant to the insurance industry and as adjunct professor of finance at Northeastern Illinois University. From October 2003 to August 2006 Mr. Baker also served as a director and, from May 2004 to August 2006, a member of the audit committee of Ceres Group, Inc. Additionally, he has served on the Board of Directors of American College, American Council of Life Insurers and the American Insurance Association. He is a Certified Public Accountant, a Chartered Life Underwriter, and a Fellow of the Life Insurance Management Institute. Mr. Baker also serves as an independent trustee for the Henderson Global Investors and Scottish Widows Investment Trust family of Funds.

William H. Bolinder, Director.    Mr. Bolinder has served as a director since January 2007. From August 2003 until his retirement in July 2006, Mr. Bolinder served as President, Chief Executive Officer and director of Acadia Trust N.A. Prior to that, Mr. Bolinder was a member of the Group Management Board at Zurich Financial Services in Zurich, Switzerland from October 1986 to June 2002 and had profit center responsibility for North and Latin America and global functionally responsibilities for property casualty underwriting, claims and risk engineering. He currently also serves as a board member and lead director of Endurance Specialty Holdings Ltd.

Susan F. Cabrera, Director.    Ms. Cabrera has served as a director since July 2006. She has been an executive consultant and educator in the fields of insurance and corporate finance since January 2004. Ms. Cabrera is an experienced private equity investor in the insurance industry and has served as a Partner and Principal of Capital Z Financial Services Partners from January 2002 to December 2003 and from August 1998 to December 2001. Prior to joining Capital Z, Ms. Cabrera served as Vice President of Insurance Partners, L.P. and was an investment banker in the Mergers and Acquisitions Financial Institutions Group at Morgan Stanley & Co. Ms. Cabrera is currently a member of the board of directors of Hanover Investors and its investment funds, a privately held company. From June 2000 to August 2006 she served as a director and from June 2001 to August 2006 she served as a member of the audit committee of the board of directors of Ceres Group Inc. From April 2002 to April 2005, she also served as a member of the board of directors of PXRE Group, Ltd. From June 2000 to June 2003 she also served as a director of Universal American Financial Group. Ms. Cabrera is currently pursuing a PhD in management and organizations at Cornell University’s Johnson Graduate School of Management and received a bachelor’s degree with highest distinction from the University of Virginia.

John C. McKenna, Director.    Mr. McKenna has served as a director since April 2007. He currently serves as director of Finance & Risk Services Limited, a Bermuda based reinsurance and restructuring consulting firm. Prior to that, Mr. McKenna was a Partner and leader of the Insolvency and Restructuring practice at Ernst & Young in Bermuda from November 1993 to June 2006. Mr. McKenna was also a General Manager at Mentor Insurance Limited from August 1989 to October 1993. Mr. McKenna is also a Chartered Accountant and a Certified Arbitrator. He participates in various groups such as The Chartered Institute of Arbitrators and is a frequent speaker on international reinsurance and restructuring matters.

Robert B. Shapiro, Director.    Mr. Shapiro has served as a director since February 2006. He currently is also Of Counsel with Jorden Burt LLP specializing in insurance operations, mergers and acquisitions, financial transactions and compliance. Before joining Jorden Burt LLP in May 2005, he practiced with The Bernstein Law Firm from 1983 to 2004 and with the U.S. Securities and Exchange Commission prior to that time.

Peter D. Johnson, President and Chief Executive Officer.    Mr. Johnson joined the Company as our President and Chief Executive Officer on September 14, 2006. Prior to joining Quanta, Mr. Johnson was the Founder, Chairman and Chief Executive Officer of Risk Enterprise Management Limited from June 1995 to January 2004. Mr. Johnson was also Chairman and Chief Executive Officer of Home Insurance Company and US International Reinsurance Company from June 1995 to March 2003, during its run-off. Additionally, he was the founder and Chairman of Claims Management Group, Ltd. (formally IRISC, Ltd. London), a part of Zurich Insurance Group, from August 1993 to July 2003.

Jonathan J.R. Dodd, Chief Financial Officer.    Mr. Dodd joined the Company in September 2003 and has 16 years of finance and insurance industry experience. Mr. Dodd was appointed as Chief Financial Officer in November 2005. Prior to serving as Chief Financial Officer, Mr. Dodd served as Interim Chief Financial Officer from July 2005 to November 2005 and as Group Controller from September 2003 to July 2005. Before joining the Company, he served for approximately three years as director and the head of finance and operations for Allianz Risk Transfer—North America. His prior experience also includes a management position at Centre Solutions Ltd. and serving as a senior audit manager at KPMG LLP.

Directors and Executive Officers of Purchaser

The directors of Purchaser are Robert B. Shapiro and Susan F. Cabrera. The executive officers of Purchaser are Peter D. Johnson, President, Martha G. Bannerman, General Counsel and Jonathan J.R. Dodd, Chief Financial Officer.

Manually signed facsimiles of the letter of transmittal, properly completed, will be accepted. The letter of transmittal and certificates evidencing Preferred Shares and any other required documents should be sent or delivered by each shareholder or by the shareholder’s broker, dealer, commercial bank, trust company or other nominee to the depositary at one of its addresses set forth below.

The Depositary for the Offer is:

The Bank of New York

For Information Call:
(800) 507-9357

By Mail: The Bank of New York Reorganization Services Quanta Capital Holdings Ltd. P.O. Box 11248 New York, NY 10286-1248	By Facsimile Transmission: (For Eligible Institutions Only) (212) 815-6433 To Confirm Facsimile Transmissions: (212) 815-6212 (For Confirmation Only)	By Hand or Overnight Courier: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286

Questions or requests for assistance may be directed to the information agent at its address and telephone numbers, or the dealer-manager at its telephone number, in each case, as set forth below. Requests for additional copies of this Offer to Purchase and Proxy Statement, the accompanying letter of transmittal and the notice of guaranteed delivery may be directed to Georgeson Inc., the information agent, and copies will be furnished promptly at Purchaser’s expense. Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the tender offer and the proxy solicitation.

The Information Agent and Co-Solicitation Agent for the Offer is:

Georgeson Inc.

17 State Street, 10th Floor,
New York,
NY 10004
(888) 605-7527

The Dealer-Manager and Co-Solicitation Agent for the Offer is:

Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
11th Floor
Arlington, VA 22209

703-875-1499
866-779-4943 (toll free)

QUANTA CAPITAL HOLDINGS LTD.
SPECIAL GENERAL MEETING OF HOLDERS OF 10.25% SERIES A PREFERRED SHARES
Friday, August 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
QUANTA CAPITAL HOLDINGS LTD.

The undersigned holder(s) of 10.25% Series A Preferred Shares of Quanta Capital Holdings Ltd. hereby revoking all proxies previously granted, appoint(s) MARTHA G. BANNERMAN and WALDA DECREUS, and each of them, with full power of substitution, as proxies of the undersigned, to attend the Special General Meeting of holders of 10.25% Series A Preferred Shares of Quanta Capital Holdings Ltd. to be held on Friday, August 10, 2007 at 6:30 p.m. (local time in Toronto, Ontario) and any adjournments or postponements thereof, and to vote the number of 10.25% Series A Preferred Shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN UNLESS PROPERLY REVOKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER(S) UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL GENERAL MEETING OF HOLDERS OF 10.25% SERIES A PREFERRED SHARES.

QUANTA CAPITAL HOLDINGS LTD. P.O. BOX 11230 NEW YORK, N.Y. 10203-0230

PLEASE COMPLETE AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET PROXY
APPOINTMENT, WHICH IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet proxy appointment is available as long as your proxy is received before the special general meeting on Friday, August 10, 2007, at 6:30 p.m. (local time in Toronto, Ontario).

Your Internet proxy appointment authorizes the designated proxies to vote your 10.25% Series A Preferred Shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://proxy.georgeson.com
Use the Internet to appoint your proxy. Have
your proxy card in hand when you access the
web site.

If you appoint your proxy by the Internet, you do not need to mail back your proxy card. To vote by mail, mark, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope.

DETACH PROXY CARD HERE

PLEASE BE CERTAIN TO DATE AND SIGN THIS PROXY. RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.	Votes must be marked in the manner indicated above in black or blue ink.

The board of directors of Quanta Capital Holdings Ltd. recommends a vote FOR proposals
(1) and (2).

(1)    APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF 10.25% SERIES A PREFERRED SHARES OF QUANTA CAPITAL HOLDINGS LTD.

FOR	AGAINST	ABSTAIN

(2)    APPROVAL OF ANY ADJOURNMENTS OF THE SPECIAL GENERAL MEETING AT THE DISCRETION OF THE CHAIRMAN IN ORDER TO ALLOW QUANTA CAPITAL HOLDINGS LTD. TO CONTINUE TO SOLICIT PROXIES FROM HOLDERS OF 10.25% SERIES A PREFERRED SHARES

FOR	AGAINST	ABSTAIN

To change mailing address, please mark this box
and note change below.

SCAN LINE

Signature should correspond with the printed name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each owner should sign.

Date	Owner sign here:	Co-Owner sign here:
	Title (if applicable):	Title (if applicable):

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.